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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Apartment Investment and Management Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4582 SOUTH ULSTER STREET PARKWAY, SUITE 1100
DENVER, COLORADO 80237

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 30, 2004

        You are cordially invited to attend the 2004 Annual Meeting of Stockholders (the "Meeting") of APARTMENT INVESTMENT AND MANAGEMENT COMPANY ("Aimco" or the "Company") to be held on Friday, April 30, 2004, at 9:00 a.m. at the principal executive offices of the Company at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, for the following purposes:

          1.     To elect six directors, for a term of one year each, until the next Annual Meeting of Stockholders and until their successors are elected and qualify;

          2.     To ratify the selection of Ernst & Young LLP, to serve as independent auditors for the Company for the fiscal year ending December 31, 2004;

          3.     To approve the sale of up to an aggregate of 5,000 High Performance Partnership Units of AIMCO Properties, L.P.;

          4.     To consider and vote on a stockholder proposal described in the accompanying proxy statement, if this proposal is presented at the meeting; and

          5.     To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

        Only stockholders of record at the close of business on March 5, 2004, will be entitled to notice of, and to vote at, the Meeting or any adjournment(s) thereof.

        WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The proxy is revocable at any time prior to the exercise thereof by written notice to the Company, and stockholders who attend the Meeting may withdraw their proxies and vote their shares personally if they so desire.

        You may choose to vote your shares by using a toll-free telephone number or the Internet, as described on the proxy card. You may also mark, sign, date and mail your proxy in the envelope provided, and if you choose to vote your shares by telephone or the Internet, there is no need for you to mail your proxy card. Votes submitted via the Internet or by telephone must be received by 5:00 p.m. Eastern Time on April 28, 2004. The method by which you decide to vote will not limit your right to vote at the Meeting. If you later decide to attend the Meeting in person, you may vote your shares even if you previously have submitted a proxy by telephone, the Internet or by mail.

        The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Miles Cortez
                       Secretary

March 26, 2004

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
4582 SOUTH ULSTER STREET PARKWAY, SUITE 1100
DENVER, COLORADO 80237

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2004

        This Proxy Statement is furnished to stockholders of Apartment Investment and Management Company ("Aimco" or the "Company"), a real estate investment trust ("REIT"), in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Friday, April 30, 2004, at 9:00 a.m. at the principal executive offices of the Company at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, and at any and all adjournments or postponements thereof, for the purposes set forth in the Notice of Meeting. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about March 30, 2004.

        This solicitation is made by mail on behalf of the Board of Directors (the "Board") of the Company. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, fax or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company has retained the services of The Altman Group, Inc., for an estimated fee of $4,000, plus out-of-pocket expenses, to assist in the solicitation of proxies from brokerage houses, banks, and other custodians or nominees holding stock in their names for others. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders.

        Holders of record of the Class A Common Stock of the Company ("Common Stock") as of the close of business on the record date, March 5, 2004 (the "Record Date"), are entitled to receive notice of, and to vote at, the Meeting. Each share of Common Stock entitles the holder to one vote. At the close of business on the Record Date, there were 94,400,087 shares of Common Stock issued and outstanding.

        Shares represented by proxies in the form enclosed, if the proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned proxy, the shares will be voted: FOR the election of all nominees for director; FOR the ratification of the selection of Ernst & Young LLP as independent auditors for the calendar year ending December 31, 2004; FOR the approval of the sale of up to an aggregate of 5,000 High Performance Partnership Units of AIMCO Properties, L.P. (the "Operating Partnership"); and AGAINST the stockholder proposal. To be voted, proxies must be filed with the Secretary of the Company prior to voting. Proxies may be revoked at any time before voting by filing a notice of revocation with the Secretary of the Company, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

        The Company's 2003 Annual Report to Stockholders is being mailed with this Proxy Statement. The principal executive offices of the Company are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237.

PROPOSAL 1:
ELECTION OF DIRECTORS

        Pursuant to Aimco's Charter, directors are elected at each Annual Meeting of Stockholders and hold office for one year, and until their successors are duly elected and qualify. Aimco's Bylaws currently authorize a Board consisting of not fewer than three nor more than nine persons.

        The nominees for election to the six positions on the Board selected by the Nominating and Corporate Governance Committee of the Board and proposed by the Board to be voted upon at the Meeting are James N. Bailey, Terry Considine, Richard S. Ellwood, Peter K. Kompaniez, J. Landis Martin and Thomas L. Rhodes, all of whom were elected to the Board at the last Annual Meeting of Stockholders. Messrs. Bailey, Ellwood, Martin, and Rhodes are not employed by, or affiliated with, Aimco, other than by virtue of serving as directors of Aimco. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of Messrs. Bailey, Considine, Ellwood, Kompaniez, Martin and Rhodes to hold office as directors for a term of one year until their successors are elected and qualify at the next Annual Meeting of Stockholders. All nominees have advised the Board that they are able and willing to serve as directors.

        If any nominee becomes unavailable for any reason (which is not anticipated), the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than six nominees.

        Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the election of the six nominees named above as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE SIX NOMINEES.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The firm of Ernst & Young LLP, the Company's independent auditors for the year ended December 31, 2003, was selected by the Audit Committee, and approved by the Board, to act in the same capacity for the fiscal year ending December 31, 2004, subject to ratification by Aimco's stockholders. The aggregate fees billed for services rendered by Ernst & Young LLP during the years ended December 31, 2003 and 2002 are described below under the caption "Principal Accountant Fees and Services."

        Representatives of Ernst & Young LLP will be present at the Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

        The affirmative vote of a majority of the votes cast regarding the proposal is required to ratify the selection of Ernst & Young LLP. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2004.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
SELECTION OF ERNST & YOUNG LLP.

PROPOSAL 3:
APPROVAL OF THE SALE OF HIGH PERFORMANCE UNITS

        As an additional step in furtherance of Aimco's goal of increasing Aimco's adjusted funds from operations, dividend income and share price by making share ownership the primary economic motivation of its officers and directors, in January 1998, AIMCO Properties, L.P. (the "Operating Partnership") sold an aggregate of 15,000 Class I High Performance Partnership Units (the "Class I Units") to a joint venture formed by fourteen of Aimco's officers and to three of Aimco's independent directors. Based on the success of the Class I Units, in January 2001, the Board decided to offer to sell to employees of Aimco's subsidiaries additional High Performance Units. In 2001, upon approval of stockholders, the Operating Partnership sold an aggregate of 15,000 of its Class II, III, and IV High Performance Partnership Units (the "Class II Units," "Class III Units" and "Class IV Units") to a joint venture formed by over 50 employees of Aimco's subsidiaries. In 2002, upon approval of stockholders, the Operating Partnership sold 4,398 of its Class V High Performance Partnership Units (the "Class V Units") to a joint venture formed by over 40 employees of Aimco's subsidiaries. In 2003, upon approval of stockholders, the Operating Partnership sold 5,000 of its Class VI High Perfromance Units ("Class VI Units") to a joint venture formed by approximately 40 employees of Aimco's subsidiaries. Unlike Common Stock, common partnership units in the Operating Partnership ("OP Units") and options to purchase Common Stock, the High Performance Units provide the following advantages to Aimco:

  •
  the Operating Partnership receives cash consideration for an interest that will have nominal cost to Aimco unless the total return to Aimco's stockholders for the relevant measurement period exceeds a minimum hurdle rate and is significantly better than the industry average (as measured by the Morgan Stanley REIT Index); and

  •
  any value received by the purchasers of the High Performance Units is not readily transferable and constitutes a long-term investment in Aimco, providing a further substantial and enduring alignment of the long-term economic interests of Aimco and its officers and employees.

        The following table details the results of the High Performance Units that have been previously issued and for which the relevant measurement period has ended:

	Class I Units	Class II Units	Class III Units	Class IV Units
Measurement Period	1/1/98-12/31/00	1/1/01-12/31/01	1/1/01-12/31/02	1/1/01-12/31/03
Aimco Total Return	59.24%	0.21%	(11.40)%	(10.09)%
MS REIT Index Total Return	0.58%	12.83%	16.94%	59.91%
Minimum Return for Measurement Period	30.00%	11.00%	23.21%	36.76%
Outperformance Return	29.24%	0.00%	0.00%	0.00%
Weighted Average Market Value of Outstanding Equity (in millions)	$2,623	$3,858	$4,063	$4,012
Outperformance Shareholder Value Added (in millions, at end of measurement period)	$767	$0	$0	$0
Value of Units (in millions, at end of measurement period)	$115	$0	$0	$0

        As shown in the above table, the Class II Units, the Class III Units and the Class IV Units were valued at $0, and therefore, the allocable investments made by the holders of $1.275 million, $1.793 million and $1.793 million, respectively, were lost.

        In addition to the Class I, Class II, Class III and Class IV Units described above, the Operating Partnership also sold 4,398 Class V Units and 5,000 Class VI Units, which have measurement periods of January 1, 2002 through December 31, 2004 and January 1, 2003 through December 31, 2005, respectively.

        The following table details the results of the High Performance Units that have been previously issued and for which the relevant measurement periods have not yet ended:

	Class V Units	Class VI Units
Measurement Period	1/1/02-12/31/04	1/1/03-12/31/05
Aimco Total Return(1)	(10.28)%	1.47%
MS REIT Index Total Return(1)	41.73%	36.74%
Minimum Return for Measurement Period	23.21%	11.00%
Outperformance Return(1)	0.00%	0.00%
Weighted Average Market Value of Outstanding Equity (in millions)(1)	$4,090	$3,910
Outperformance Shareholder Value Added (in millions, at 12/31/03)	$0	$0
Value of Units (in millions, at 12/31/03)	$0	$0

(1)
For the period from 1/1/02 through 12/31/03 for Class V Units and 1/1/03 through 12/31/03 for the Class VI Units.

        As shown in the above table, the Class V Units and the Class VI Units were valued at $0 for the portion of the measurement period through December 31, 2003, however, the full measurement period for the Class V Units ends on December 31, 2004 and the Class VI Units ends on December 31, 2005.

        This year, the Board has decided to sell a new class of High Performance Units (Class VII High Performance Partnership Units), which have identical characteristics to the Class VI Units sold in 2003 except for a different three year measurement period. Up to 5,000 Class VII High Performance Units will be offered for sale. The specific characteristics of the Class VII High Performance Partnership Units are shown below:

  •
  The new High Performance Units will have a three-year measurement period starting on January 1, 2004 and ending December 31, 2006.

  •
  The new High Performance Units will have nominal value unless the Aimco total return (dividend income plus share price appreciation) exceeds 115% of the cumulative total return of the Morgan Stanley REIT Index and has a cumulative total return for the three year period of at least 36.8% (equivalent to 11% per year).

  •
  The amount, if any, by which the total return of the Common Stock over the measurement period exceeds the applicable total return hurdle will be considered the "Outperformance Return."

  •
  Outperformance Return multiplied by Aimco's average market capitalization will be considered "Outperformance Shareholder Value Added" for stockholders.

  •
  If the minimum total return hurdle is met as of December 31, 2006, the holders of the new High Performance Units will thereafter receive distributions and allocations of income and loss at the same time and in the same amount (subject to certain exceptions upon liquidation of the Operating Partnership) as a number of OP Units equal to (i) 5% of Outperformance Shareholder Value Added divided by (ii) the average volume weighted price of Common Stock over the 20 trading days ending on the determination date (subject to the limits on dilution described below).

  •
  Investment in the new joint venture that will purchase the High Performance Units will be offered to certain of Aimco's officers and employees of Aimco's subsidiaries, and there will be no participation by the independent board members.

  •
  After the measurement period, the High Performance Units may be distributed to the joint venture participants. Thereafter, the new High Performance Units are not transferable (except to family trusts or partnerships) until the holder of the units dies, and are not exchangeable for Common Stock unless there is a change of control of Aimco.

  •
  The dilutive impact to Aimco's stockholders from the new High Performance Units will be limited to 1.0%.

  •
  In calculating the Aimco total returns for the new High Performance Units, the initial value of the Common Stock will be $34.50. It is an average of the volume-weighted daily trading price of the Common Stock for the 20 consecutive trading days immediately preceding the end of the period on December 31, 2003. This was also the price used to determine the total return of the Common Stock for purposes of valuing the Class IV Units issued in January 2001, for which the measurement period ended December 31, 2003.

        Aimco's Board has determined, based upon the advice of an independent valuation expert, that the fair value of the 5,000 new High Performance Units is $915,000 in the aggregate. The employees who are offered the opportunity to invest in the new High Performance Units will do so through a senior management partnership, SMP 2007, L.L.C., a Delaware limited liability company (the "SMP"), which will hold the new High Performance Units until their valuation date. The SMP will be formed solely for the purpose of holding the new High Performance Units until their valuation date, and the SMP will have no assets other than the new High Performance Units. The terms of the limited liability company agreement of the SMP will restrict the employees' ability to transfer their interests, and provides the SMP with a right to repurchase the interest of any employee at the original purchase price if such employee's employment with Aimco is terminated for any reason (other than by death or disability) before the end of the measurement period. As with previous High Performance Units, the employees are investing through a limited liability company to ensure that there is no opportunity to profit from the ownership of High Performance Units before the valuation date.

        Aimco intends to offer the new High Performance Units without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon Section 4(2) and Regulation D thereunder. Neither Aimco, the Operating Partnership, the SMP nor any other person or entity will offer or sell the securities by any form of general solicitation or general advertising. As indicated above, the aggregate price for the new High Performance Units will be less than $1 million. Each employee-investor will receive the requisite information to make an informed investment decision. Each employee-investor will represent that he or she is acquiring the securities for himself or herself and not for any other person and that he or she understands that the securities have not been registered under the Act, and cannot be resold unless they are registered or an exemption from registration is available and that the certificates representing the securities will bear a restrictive legend to such effect. Interests in the SMP will be offered and sold only to a limited number of employees of Aimco's subsidiaries. The total number of purchasers (excluding "accredited investors" as defined in Rule 501 under the Act) will not exceed 35. Each purchaser who is not an accredited investor will have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment.

        A family partnership controlled by Terry Considine is expected to own approximately 40% to 50% of the SMP. The remaining interests in the SMP may be owned by other employees of Aimco's subsidiaries; however, the total number of purchasers will not exceed 35 (excluding accredited investors). The $915,000 aggregate purchase price to be paid by the SMP for the High Performance Units will be funded with cash contributions from the employees participating in the SMP. Aimco will not make loans to executive officers to fund their cash contributions to the SMP, but Aimco may make loans to facilitate the participation of other employees of Aimco's subsidiaries. These loans will be full recourse, will be payable through payroll deductions and will be required to be paid in full by September 30, 2004. To the extent that offerees elect not to participate, their interests will be offered to other participants on a proportionate basis.

        Holders of the new High Performance Units will not be able to redeem their High Performance Units prior to the date (the "Valuation Date") that is the earlier of (i) January 1, 2007, or (ii) the date on which a change of control (as defined in the Operating Partnership's Agreement of Limited Partnership) occurs. Holders of the new High Performance Units will be entitled to receive distributions and allocations of income and loss from the Operating Partnership in the same amounts and at the same times (subject to certain exceptions upon liquidation of the Operating Partnership) as would holders of a number of OP Units (the "OP Unit Equivalent"). Prior to the relevant Valuation Date, the OP Unit Equivalent will be 0.01 for each new High Performance Unit. If, on the Valuation Date, the cumulative Total Return of the Common Stock from January 1, 2004 to December 31, 2006 (the "Measurement Period") exceeds 115% of the cumulative Total Return of a peer group index over the same period, and is at least the equivalent of a 36.8% cumulative Total Return over the three year period (the "Minimum Return"), then, on and after the Valuation Date, the OP Unit Equivalent for each new High Performance Unit will be revised to equal (i) the product of (A) 5% of the amount by which the cumulative Total Return of the Common Stock over the Measurement Period exceeds the greater of the Minimum Return or 115% of a peer group index (such excess being the "Outperformance Return"), multiplied by (B) the weighted average market value of Aimco's equity capitalization (including Common Stock and OP Units but not preferred stock or preferred units), divided by (ii) the product of (A) the market value of one share of Common Stock on the Valuation Date and (B) the number of High Performance Units originally issued. However, the number of OP Unit Equivalents for the up to 5,000 new High Performance Units may not exceed 1.0% of the number of shares of Common Stock and OP Units outstanding, on a fully diluted basis (based on the sum of (i) the fully diluted share count used to determine Adjusted Funds From Operations ("AFFO") per share and (ii) common OP Units and equivalents outstanding on the Valuation Date. If, on the Valuation Date, the cumulative Total Return of the Common Stock does not satisfy these criteria, then the OP Unit Equivalent for the new High Performance Units will remain at 0.01 per High Performance Unit. For purposes of determining the market value of Common Stock or OP Units as of any date, the average of the volume-weighted daily trading price of the Common Stock for the 20 consecutive trading days immediately preceding such date is used, except that the value of a share of Common Stock as of January 1, 2004 will be $34.50, the price used to determine the value of the Class IV Units as of December 31, 2003.

        As with previously-issued High Performance Units, the Morgan Stanley REIT Index will be used as the peer group index (the "Peer Group Index") for purposes of the new High Performance Units. The Morgan Stanley REIT Index is a capitalization-weighted index, with dividends reinvested, of the most actively traded real estate investment trusts. As of December 31, 2003, the Morgan Stanley REIT Index was comprised of 115 real estate investment trusts selected by Morgan Stanley Incorporated. The Board of Aimco has selected this index because it believes that it is the real estate investment trust index most widely reported and accepted among institutional investors. The Board may select a different index if it determines that the Morgan Stanley REIT Index is no longer an appropriate comparison for Aimco; if the Morgan Stanley REIT Index is not maintained throughout the Measurement Period; or for any other reason that the Board determines.

        "Total Return" means, for any security and for any period, the cumulative total return for such security over such period, as measured by (i) the sum of (a) the cumulative amount of dividends paid in respect of such security for such period (assuming that all cash dividends are reinvested in such security as of the payment date for such dividend based on the security price on the dividend payment date), and (b) an amount equal to (x) the security price at the end of such period, minus (y) the security price at the beginning of such period, divided by (ii) the security price at the beginning of the measurement period; provided, however, that if the foregoing calculation results in a negative number, the Total Return shall be equal to zero.

        The new High Performance Units are subject to certain restrictions on transfer. The SMP may not transfer its High Performance Units until after the Valuation Date, and then only to its participants or to one of their family members (or a family-owned entity). Individuals may not transfer High Performance Units except to a family member (or a family-owned entity) or in the event of death or disability. The new High Performance Units are not convertible into Common Stock. However, in the event of a change of control of Aimco, holders of the new High Performance Units will have redemption rights similar to those of holders of OP Units. Upon the occurrence of a change of control, any holder of the new High Performance Units may, subject to certain restrictions, require the Operating Partnership to redeem all or a portion of the High Performance Units held by such party in exchange for a cash payment per unit equal to their market value at the time of redemption. However, in the event that any High Performance Units are tendered for redemption, the Operating Partnership's obligation to pay the redemption price is subject to the prior right of Aimco to acquire such High Performance Units in exchange for an equal number of shares of Common Stock (subject to certain adjustments).

        Although Aimco does not believe that the sale of the new High Performance Units will have an anti-takeover effect, the High Performance Units could increase the potential cost of acquiring control of Aimco and thereby discourage an attempt to take control of Aimco. However, the Board is not aware of any attempt to take control of Aimco and the Board has not approved the sale of the new High Performance Units with the intention of discouraging any such attempt.

        If Aimco's Total Return over the Measurement Period exceeds 115% of the Total Return of the Morgan Stanley REIT Index and exceeds the Minimum Return of 36.8% over three years, then the holders of new High Performance Units could be entitled to as much as 1% (percentage based on the valuation date) of future distributions made by the Operating Partnership. This would have a dilutive effect on future earnings per share of Common Stock, and on Aimco's equity ownership in the Operating Partnership after the Valuation Date. However, the maximum dilutive effect for the new class of High Performance Units will be 1.0% of the number of shares of Common Stock and OP Units outstanding, on a fully diluted basis (based on the sum of (i) the fully diluted share count used to determine Adjusted Funds From Operations ("AFFO") per share and (ii) common OP Units and equivalents outstanding on the Valuation Date.

        The following table sets forth the cumulative Total Return of the Common Stock and the Morgan Stanley REIT Index, respectively, for each year in the period from January 1, 1998 through December 31, 2000, which were the returns used for the valuation of the Class I Units. However, such historical results are not necessarily indicative of future performance.

	Year Ended December 31,
	1998	1999	2000
Cumulative Total Return of Common Stock	7.77%	22.71%	59.24%
Cumulative Total Return of Morgan Stanley REIT Index	(16.83)%	(20.69)%	0.58%

        The following table sets forth the cumulative Total Returns of the Common Stock and the Morgan Stanley REIT Index, respectively, for each year in the period from January 1, 2001 through December 31, 2003, which were the returns used in the valuation of the Class II, Class III and Class IV Units. However, such historical results are not necessarily indicative of future performance.

	Year Ended December 31,
	2001	2002	2003
Cumulative Total Return of Common Stock	0.21%	(11.40)%	(10.09)%
Cumulative Total Return of Morgan Stanley REIT Index	12.83%	16.94%	59.91%

        The following table sets forth the cumulative Total Returns of the Common Stock and the Morgan Stanley REIT Index, respectively, for the period from January 1, 2002 through December 31, 2003, which were the returns used in the valuation of the Class V Units to date. However, such historical results are not necessarily indicative of future performance.

	Year Ended December 31,
	2002	2003
Cumulative Total Return of Common Stock	(11.58)%	(10.28)%
Cumulative Total Return of Morgan Stanley REIT Index	3.64%	41.73%

        The following table sets forth the cumulative Total Return of the Common Stock and the Morgan Stanley REIT Index, respectively, for the period from January 1, 2003 through December 31, 2003, which were the returns used in the valuation of the Class VI Units to date. However, such historical results are not necessarily indicative of future performance.

Year Ended December 31, 2003
Cumulative Total Return of Common Stock	1.47%
Cumulative Total Return of Morgan Stanley REIT Index	36.74%

        The table below illustrates the value of the new High Performance Units on the Valuation Date under different circumstances. The table demonstrates the value of the new High Performance Units at given prices for Common Stock and the total return calculated at that price compared to both the Minimum Return and 115% of the peer group total return. For purposes of this illustration, the "value" of the new High Performance Units is calculated by multiplying (a) 5% of the Outperformance Return, by (b) the weighted average market value of Aimco's equity capitalization (including Common Stock and OP Units not held by Aimco) over the Measurement Period. However, this determination of value does not represent the actual fair market value of the High Performance Units on the Valuation Date because the High Performance Units are subject to substantial restrictions on transfer and, in the absence of a change of control, do not entitle the holders thereof to any redemption rights. Except as otherwise indicated, it is assumed, for purposes of the illustration, that the Valuation Date is January 1, 2007, the Peer Group Index has an annual Total Return of 36.8%; and the weighted average market value of outstanding equity (Common Stock and OP Units not held by Aimco) during the Measurement Period is $3.641 billion. Other important assumptions are set forth in the footnotes below the following table.

        The table below is for illustrative purposes only and there can be no assurance that actual outcomes will be within the ranges used. Some of the factors that could affect the results set forth in the table are the Total Return of the Common Stock relative to the Total Return of the Morgan Stanley REIT Index, and the market value of the average outstanding equity of Aimco during the Measurement Period. These factors may be affected by general economic conditions, local real estate conditions and the dividend policy of Aimco.

Class VII High Performance Partnership Units—Three Year Program
Valuation Analysis as of December 31, 2003

        5,000 Class VII High Performance Partnership Units
  $915,000 Cash proceeds to Company from initial investment(1)

Stock Price	Aimco Total Return(2)	Minimum Return	115% MS REIT Index Total Return	Out- performance Return(3)	Average Market Capitalization(4)	Out- performance Shareholder Value Added(5)	Value of High Performance Units(6)		OP Unit Dilution(7)		OP Unit Dilution as a Percentage of Total Diluted Shares Outstanding(8)
					(thousands)	(thousands)	(thousands)		(thousands)
$38.00	31.01%	36.76%		0.00%	$3,641,173	$—	$2		—		0.00%
			40.00%	0.00%	3,641,173	—	2		—		0.00%
			60.00%	0.00%	3,641,173	—	2		—		0.00%
40.00	36.81%	36.76%		0.05%	3,641,173	1,879	94		2		0.00%
			40.00%	0.00%	3,641,173	—	2		—		0.00%
			60.00%	0.00%	3,641,173	—	2		—		0.00%
42.00	42.61%	36.76%		5.85%	3,641,173	212,961	10,648		254		0.23%
			40.00%	2.61%	3,641,173	94,987	4,749		113		0.10%
			60.00%	0.00%	3,641,173	—	2		—		0.00%
44.00	48.41%	36.76%		11.65%	3,641,173	424,044	21,202		482		0.45%
			40.00%	8.41%	3,641,173	306,070	15,303		348		0.32%
			60.00%	0.00%	3,641,173	—	2		—		0.00%
46.00	54.20%	36.76%		17.44%	3,641,173	635,126	31,756		690		0.64%
			40.00%	14.20%	3,641,173	517,152	25,858		562		0.52%
			60.00%	0.00%	3,641,173	—	2		—		0.00%
48.00	60.00%	36.76%		23.24%	3,641,173	846,209	42,310		881		0.81%
			40.00%	20.00%	3,641,173	728,235	36,412		759		0.70%
			60.00%	0.00%	3,641,173	—	2		—		0.00%
50.00	65.80%	36.76%		29.04%	3,641,173	1,057,291	52,865		1,057		0.98%
			40.00%	25.80%	3,641,173	939,317	46,966		939		0.87%
			60.00%	5.80%	3,641,173	211,083	10,554		211		0.20%
52.00	71.59%	36.76%		34.83%	3,641,173	1,268,374	56,359	(9)	1,084	(9)	1.00	%(9)
			40.00%	31.59%	3,641,173	1,150,400	56,359	(9)	1,084	(9)	1.00	%(9)
			60.00%	11.59%	3,641,173	422,165	21,108		406		0.38%

(1)
If "Outperformance Shareholder Value Added" is $0, the "Cash Proceeds to Company from Initial Investment" is calculated by subtracting the "Value of High Performance Units" from $915,000 which is the purchase price of 5,000 Class VII Units.

(2)
Aimco Total Return is calculated in the above example as follows: ((Stock Price + 2004 Annual Dividend + 2005 Annual Dividend + 2006 Annual Dividend) -$34.50) / $34.50, where 2004 Annual Dividend equals $2.40, 2005 Annual Dividend equals $2.40 and 2006 Annual Dividend equals $2.40.

(3)
"Outperformance Return" is the amount, if any, by which the total return of the Common Stock over the measurement period exceeds the Minimum Return or 115% of the MS REIT Index Total Return.

(4)
Assumes the market value of outstanding equity (Common Stock and common OP Units) at December 31, 2003 throughout the measurement period.

(5)
"Outperformance Shareholder Value Added" is calculated by multiplying the Outperformance Return by the average market capitalization.

(6)
The "Value of High Performance Units" is calculated by multiplying the Outperformance Shareholder Value Added by 5%. If Outperformance Shareholder Return is $0, the Value of High Performance Units is calculated by multiplying the stock price by 50 OP Units. The initial investment of $915,000 for the Class VII Units will continue to be treated as contributed equity on the balance sheet of the Operating Partnership.

(7)
The "OP Unit Dilution" is calculated by dividing the Value of High Performance Units by the stock price at the end of the period.

(8)
"OP Unit Dilution as a Percentage of Total Diluted Shares Outstanding" is calculated by dividing the OP Unit Dilution by the sum of (i) fully diluted count used to determine AFFO (based on Common Stock outstanding at December 31, 2003) and (ii) common OP Units and equivalents outstanding at December 31, 2003.

(9)
The maximum "OP Unit dilution as a percentage of Total Diluted Shares Outstanding" for the Class VII Units is 1.0%.

        Pursuant to Section 312.03 of the New York Stock Exchange listing requirements, the affirmative vote of a majority of the votes cast regarding the proposal is required for approval of the sale of the new High Performance Units. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by proxies will be voted FOR the proposal to approve the sale of the new High Performance Units.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
SALE OF THE HIGH PERFORMANCE UNITS.

PROPOSAL 4:

        A stockholder has submitted the following proposal. The proposal will be voted on at the annual meeting if the proponent is present at the meeting and submits the proposal for a vote.

        In accordance with federal securities law regulations, Aimco includes the stockholder proposal and the related supporting statements as submitted by the proponents, without editing by Aimco. To easily distinguish between material provided by the proponent and information the Board would like you to consider, Aimco has put a box around material provided by the proponent.

        The Service Employees International Union, 1313 L Street, N.W., Washington, D.C. 2005, who is the beneficial owner of 67 shares of Common Stock, has given notice that it intends to introduce the following resolution at the annual meeting.

SHAREHOLDER PROPOSAL

        RESOLVED: That the shareholders of Apartment Investment and Management Company ("AIMCO" or the "Company") urge the Compensation and Human Resources Committee of the Board of Directors to establish a policy to seek shareholder approval for future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executive's base salary plus bonus. "Future severance agreements" include employment agreements containing severance provisions; retirement agreements; change of control agreements; and agreements renewing, modifying or extending existing such agreements. "Benefits" include lump-sum cash payments and the estimated present value of periodic retirement payments, fringe benefits, perquisites, and consulting fees to be paid to the executive.

SUPPORTING STATEMENT

        In January 2002, AIMCO entered into employment agreements with Chairman and CEO Terry Considine, President Peter Kompaniez, CFO Paul McAuliffe, AIMCO Capital President and CEO David Robertson and AIMOCO [sic] Capital Transactions EVP Lance Graber. Under the terms of their employment agreements, these individuals are entitled to severance pay in an amount "to be determined by the Company in its sole discretion". In addition, they will also receive a monthly payment equal to two-thirds of their monthly base salary at the time of termination "for a period not to exceed" the earlier of 24 months following their termination or the date of acceptance of employment with a non-competitor.

        As currently drafted, these employment agreements provide no limit on the size of AIMCO executives' severance packages. We realize that arrangements providing benefits in excess of 2.99 times a senior executive's base salary plus bonus may be in the best interests of AIMCO under some circumstances. However, we believe that requiring shareholder approval of such agreements may have the beneficial effect of insulating the board from manipulation in the event a senior executive's employment must be terminated.

        Because it is not always practical to obtain prior shareholder approval, the Company would have the option, if it implemented this proposal, of seeking approval after the material terms of the agreement were agreed upon.

        Institutional investors such as the California Public Employees Retirement System recommend shareholder approval of these types of agreements in their proxy voting guidelines. The Council of Institutional Investors favors shareholder approval if the amount payable exceeds 200% of the senior executive's annual base salary.

        For these reasons we urge shareholders to vote FOR this proposal.

DIRECTORS' STATEMENT IN OPPOSITION

        The Board recommends a vote AGAINST the proposal.

Summary

        The proposal calls for a solution to a problem that does not exist at Aimco, and it may have a material adverse effect on pending Aimco efforts to recruit a chief operating officer.

        In the past, Aimco has not entered into agreements with senior executives to provide excessive severance arrangements. In fact, only two of the five persons named in the proposal have severance arrangements—Messrs. Considine and Kompaniez. Their arrangements were required as part of Aimco's initial public offering and provide for severance of only three times base salary—bonus compensation is not part of the calculation. To the contrary, it is far more likely that a senior executive departing Aimco will forfeit unvested restricted stock or unvested options as opposed to receiving excessive severance compensation.

        Further, as described in more detail below, the proposal will put Aimco's recruitment and retention efforts at risk. Aimco is currently recruiting for a chief operating officer and, from time to time, seeks to hire other senior executives. It is often a crucial element of a recruitment proposal to offer severance if the employment is terminated during the first few years. | Aimco's ability to recruit and hire exceptional candidates will likely be jeopardized by this proposal. The proposal arbitrarily limits Aimco's flexibility, increases the time and expense of Aimco's recruitment efforts, and places Aimco at a competitive disadvantage in hiring and retaining highly qualified senior executives.

Discussion

        The Board believes that the proposal urging the Compensation and Human Resources Committee (the "Committee") to seek stockholder approval for future severance agreements with senior executives is not in the best interests of the Company and its stockholders. The proposal will not enhance stockholder value and will arbitrarily and unnecessarily undermine Aimco's ability to attract and retain highly qualified senior executives.

        First, the supporting statement for this proposal is based on incomplete information. The January 2002 arrangements entered into with Messrs. Considine, Kompaniez, McAuliffe, Robertson and Graber cited by the proponents are not employment agreements that provided for unlimited severance benefits. Rather, the arrangements are non-competition and non-solicitation agreements that recite that the consideration for the enforcement of the non-competition provisions would include severance payments, if any, provided by Aimco. There is simply no provision for excessive severance pay.

        More importantly, adoption of this proposal would place Aimco at a competitive disadvantage by:

  •
  arbitrarily limiting what Aimco may offer as a severance benefit;

  •
  requiring Aimco either to incur significant time and expense to convene a special meeting of stockholders to approve a senior executive's severance benefits, or to delay finalizing those benefits until the next annual meeting of stockholders;

  •
  jeopardizing negotiations with any prospective senior executive who is looking for a new job confidentially if stockholder approval of a proposed severance agreement would be required before the agreement becomes effective; and

  •
  potentially losing senior executives to another company that can act promptly because it is not subject to a stockholder approval requirement.

        The Board, through the Committee, which is an independent Board committee comprised of non-employee directors, oversees compensation. The Committee carefully evaluates Aimco's executive compensation programs. These programs are designed to attract and retain highly qualified senior executives and to motivate them to maximize stockholder returns. The Board believes that the Committee has been and will be an effective representative of stockholders in striking the proper balance between the competing needs for guarding against excessive severance arrangements and having the latitude and flexibility needed to attract highly qualified senior executives.

        As stated above, Aimco, does not, as a matter of course, enter into severance arrangements with senior executives, and Aimco historically has an excellent track record with respect to such arrangements. However, severance arrangements are in some cases appropriate to attract and retain highly qualified senior executives. Often, senior executives must relocate and forfeit significant bonus, stock and accumulated pension values with their previous employers in order to join Aimco. They generally are unwilling to take such risks without protection in the event that their positions with Aimco are adversely affected by an unanticipated change in circumstances. Aimco believes that where they exist, these arrangements enhance stockholder value by allowing an executive to focus on the business of Aimco without regard to the personal impact of a change in control or business restructuring. The Committee and management should have the flexibility to tailor compensation packages, which may include severance provisions, to meet the needs of senior executives. Because the proposal's reach is so broad, it could potentially include payments under various benefit plans not understood to be covered and create uncertainty on the part of prospective senior executives and Aimco as to how to negotiate appropriate severance arrangements. This could lead to protracted delays that would impede the recruitment of top personnel. Imposing stringent guidelines for compensation in order to ensure a favorable vote by stockholders after the terms of the contract have been agreed to also eliminates the flexibility that is needed to respond to the dynamics of negotiating during recruitment. In each case, Aimco would be at a competitive disadvantage in attracting the best senior executives if this proposal were adopted.

        Requiring stockholder approval of the terms of future severance agreements would also negatively affect Aimco's recruitment of senior executives by requiring the premature public disclosure of confidential employment negotiations. It would not be possible to obtain stockholder approval of the terms of a severance agreement before identifying, and reaching agreement with, the prospective senior executive to whom the severance agreement would be offered. It is highly unlikely that an executive who is looking for a new job confidentially would be willing to engage in serious employment discussions with Aimco under circumstances in which stockholder approval of a proposed severance agreement would be required before the agreement becomes effective. That premature disclosure could jeopardize the senior executive's future with his or her current employer before that senior executive's new position with Aimco was secured. Similarly, the Board believes that it would be impractical to follow the proponent's suggestion that stockholder approval for future severance agreements could be obtained after the material terms were agreed upon. In short, the Board believes that the risks created by the premature public disclosure of confidential employment negotiations, and the delays, uncertainties and additional expense that unquestionably would result from the need for stockholder approval would put Aimco's employment offers at a significant disadvantage to the offers of competitors whose arrangements are not subject to stockholder approval.

        In sum, the proposal may significantly limit Aimco's flexibility in the negotiation of future employment contracts. Because of the highly competitive nature of the industry and the intense competition for highly talented executives, the imposition of inflexible guidelines for compensation could infringe upon Aimco's ability to respond appropriately during negotiations with prospective candidates. Moreover, the potential for considerable delay and uncertainty with respect to the stockholder approval process would make it significantly more difficult for Aimco to recruit highly qualified senior executives.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

BOARD OF DIRECTORS AND OFFICERS

        The executive officers of the Company and the nominees for election as directors of the Company, their ages, dates they were first elected an executive officer or director, and their positions with the Company or on the Board are set forth below.

Name	Age	First Elected	Position
Terry Considine	56	July 1994	Chairman of the Board, Chief Executive Officer and President
Peter K. Kompaniez	59	July 1994	Vice Chairman of the Board
Jeffrey W. Adler	42	February 2004	Executive Vice President—Conventional Property Operations
Harry G. Alcock	41	October 1999	Executive Vice President and Chief Investment Officer
Miles Cortez	60	August 2001	Executive Vice President, General Counsel and Secretary
Joseph DeTuno	59	February 2001	Executive Vice President—Redevelopment
Randall J. Fein	48	October 2003	Executive Vice President—University Housing
Patti K. Fielding	40	February 2003	Executive Vice President—Securities and Debt
Lance J. Graber	43	October 1999	Executive Vice President—AIMCO Capital
Thomas M. Herzog	41	January 2004	Senior Vice President and Chief Accounting Officer
Paul J. McAuliffe	47	February 1999	Executive Vice President and Chief Financial Officer
Ronald D. Monson	47	February 2001	Executive Vice President
James G. Purvis	51	February 2003	Executive Vice President—Human Resources
David Robertson	38	February 2002	Executive Vice President; President and Chief Executive Officer—AIMCO Capital
James N. Bailey	57	June 2000	Director, Chairman of the Nominating and Corporate Governance Committee
Richard S. Ellwood	72	July 1994	Director, Chairman of the Audit Committee
J. Landis Martin	58	July 1994	Director, Chairman of the Compensation and Human Resources Committee
Thomas L. Rhodes	64	July 1994	Director

        The following is a biographical summary of the experience of the current directors and executive officers of the Company for the past five years or more.

        Terry Considine.    Mr. Considine has been Chairman of the Board and Chief Executive Officer since July 1994. Mr. Considine serves as Chairman and Chief Executive Officer of American Land Lease, Inc., another publicly held real estate investment trust and successor to Asset Investors Corporation and Commercial Assets, Inc. Mr. Considine devotes his time to his responsibilities at Aimco on a full time basis, and the balance to American Land Lease, Inc. Upon the effectiveness of Mr. Kompaniez's resignation as President and pending the appointment of a chief operating officer, Mr. Considine will also serve as President.

        Peter K. Kompaniez.    Mr. Kompaniez has been Vice Chairman of the Board since July 1994 and was appointed President in July 1997. Mr. Kompaniez has also served as Chief Operating Officer of NHP Incorporated after it was acquired by Aimco in December 1997. Effective April 1, 2004, Mr. Kompaniez resigned as President. Mr. Kompaniez will continue in the role of Vice Chairman and will serve Aimco on a variety of special and ongoing projects in an operating role.

        Jeffrey W. Adler.    Mr. Adler was appointed Executive Vice President, Conventional Property Operations in February 2004. Previously he served as Senior Vice President of Risk Management of Aimco from January 2002 until November 2002, when he added the responsibility of Senior Vice President, Marketing. Prior to joining Aimco from 2000 to 2002, Mr. Adler was Vice President, Property/Casualty for Channelpoint, a software company. From 1990 to 2000 Mr. Adler held several positions at Progressive Insurance including Colorado General Manager from 1996 to 2000, Product Manager for Progressive Insurance Mountain Division from 1992 to 1996, and Director of Corporate Marketing from 1990 to1992.

        Harry G. Alcock.    Mr. Alcock served as a Vice President from July 1996 to October 1997, when he was promoted to Senior Vice President-Acquisitions. Mr. Alcock served as Senior Vice President-Acquisitions until October 1999, when he was promoted to Executive Vice President and Chief Investment Officer. Mr. Alcock has had responsibility for acquisition and financing activities of the Company since July 1994.

        Miles Cortez.    Mr. Cortez was appointed Executive Vice President, General Counsel and Secretary in August 2001. Prior to joining the Company, Mr. Cortez was the senior partner of Cortez Macaulay Bernhardt & Schuetze LLC, a Denver law firm, from December 1997 through September 2001. From August 1993 through November 1997, Mr. Cortez was a partner at McKenna & Cuneo LLP in Denver. He served as president of the Colorado Bar Association from 1996 to 1997 and the Denver Bar Association from 1982 to 1983.

        Joseph DeTuno.    Mr. DeTuno was appointed Executive Vice President—Redevelopment in February 2001 and previously served as Senior Vice President—Property Redevelopment from August 1997 to February 2001. Prior to joining the Company, Mr. DeTuno was President and founder of JD Associates, a full service real estate consulting, advisory and project management company that he founded in 1990.

        Randall J. Fein.    Mr. Fein was appointed Executive Vice President—University Housing in October 2003 and is responsible for the operation of Aimco's student housing related portfolio, including its joint venture activities. From 1989 through 2003, Mr. Fein served as general partner of Income Apartment Investors L.P., and Texas First Properties L.P., which operated student and non-student housing. Prior to entering the apartment industry, Mr. Fein was engaged in the securities industry as a Director of Jefferies and as a Vice President of Salomon Brothers Inc. Mr. Fein is a member of the State Bar of Texas.

        Patti K. Fielding.    Ms. Fielding was appointed Executive Vice President—Securities and Debt in February 2003. She is responsible for securities and debt financing and the treasury department. From January 2000 to February 2003, Ms. Fielding served as Senior Vice President—Securities and Debt. Ms. Fielding joined the Company in February 1997 and served as Vice President-Tenders, Securities and Debt until January 2000. Prior to joining the Company, Ms. Fielding was a Vice President with Hanover Capital Partners from 1996 to 1997, Vice Chairman, Senior Vice President and Principal of CapSource Funding Corp from 1993 to 1995, and Group Vice President with Duff & Phelps Rating Co. from 1987 to 1993.

        Lance J. Graber.    Mr. Graber has been Executive Vice President since October 1999. His principal business function is overseeing dispositions, refinancings, redevelopments and other transactions within AIMCO Capital's portfolio of affordable properties. Prior to joining the Company, Mr. Graber was a Director at Credit Suisse First Boston from 1994 to May 1999, during which time he supervised a staff of seven in the making of principal investments in hotel, multi-family and assisted living properties.

        Thomas M. Herzog.    Mr. Herzog was appointed Senior Vice President and Chief Accounting Officer in January 2004. Prior to joining Aimco, Mr. Herzog was at GE Real Estate, serving as Chief Accounting Officer & Global Controller from April 2002 to January 2004 and as Chief Technical Advisor from March 2000 to April 2002. Prior to joining GE Real Estate, Mr. Herzog was at Deloitte & Touche LLP from 1990 until 2000, including a two-year assignment in the real estate national office.

        Paul J. McAuliffe.    Mr. McAuliffe has been Executive Vice President since February 1999 and was appointed Chief Financial Officer in October 1999. From May 1996 until he joined Aimco, Mr. McAuliffe was Senior Managing Director of Secured Capital Corp.

        Ronald D. Monson.    Mr. Monson was appointed Executive Vice President in February 2001. Beginning in February 2004, Mr. Monson assumed oversight of four of Aimco's regional operating centers. From February 2001 to February 2004, Mr. Monson served as the head of Aimco's conventional property operations. Previously, he served as Regional Vice President from March 1997 to May 1998, when he was promoted to Senior Vice President of the Midwest Division. Mr. Monson served as Senior Vice President of the Midwest Division until January 1999, when he was appointed Senior Vice President of the Far West Division, which role he filled until February 2001. From April 1994 to February 1997, Mr. Monson was a Regional Vice President for Great Atlantic Property Management.

        James G. Purvis.    Mr. Purvis was appointed Executive Vice President—Human Resources in February 2003. Prior to joining Aimco, from October 2000 to February 2003, Mr. Purvis served as the Vice President of Human Resources at SomaLogic, Inc. a privately held biotechnology company in Boulder, Colorado. From July 1997 to October 2000, Mr. Purvis was the principal consultant for O3C Global Organization Solutions, a global human resources strategy and technology consulting company based in Colorado and London. From March 1996 to July 1997 Mr. Purvis served as the Senior Vice President of Employee Relations at TCI, Inc. From August 1990 to March 1996 Mr. Purvis served as the Senior Vice President of Human Resources of Westin Hotels and Resorts.

        David Robertson.    Mr. Robertson has been Executive Vice President since February 2002, and was appointed President and Chief Executive Officer of AIMCO Capital in October 2002. He is responsible for property operations, asset management and transaction activities within AIMCO Capital's portfolio of affordable properties, and for redevelopment and construction activities for both the conventional and affordable property portfolios. Prior to joining the Company, Mr. Robertson was a member of the investment-banking group at Smith Barney from 1991 to 1996, where he was responsible for real estate investment banking transactions in the western United States, and was part of the Smith Barney team that managed Aimco's initial public offering in 1994. Since February 1996, Mr. Robertson has been Chairman and Chief Executive Officer of Robeks Corporation, a privately held chain of specialty food stores.

        James N. Bailey.    Mr. Bailey was appointed a Director of the Company in June 2000 and is currently Chairman of the Nominating and Corporate Governance Committee and a member of the Audit and Compensation and Human Resources Committees. Mr. Bailey is co-founder and Senior Managing Director of Cambridge Associates, LLC, founded in 1973, and co-founder, Treasurer and Director of: The Plymouth Rock Company, founded in 1984; Direct Response Corporation, founded in 1996; and Homeowner's Direct Corporation, founded in 1996; all U.S. personal lines insurance companies. In addition, he is a director of Getty Image, Inc., a publicly held company. He has also been a member of a number of Harvard University alumni affairs committees, including, the Overseers Nominating Committee and The Harvard Endowment Committee. Mr. Bailey is a member of the Massachusetts Bar and the American Bar Associations.

        Richard S. Ellwood.    Mr. Ellwood was appointed a Director of the Company in July 1994. Mr. Ellwood is currently Chairman of the Audit Committee and a member of the Compensation and Human Resources and Nominating and Corporate Governance Committees. Mr. Ellwood is the founder and President of R.S. Ellwood & Co., Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr. Ellwood had 31 years experience on Wall Street as an investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987; Managing Director at Warburg Paribas Becker from 1978 to 1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in various capacities at J.P. Morgan & Co. from 1955 to 1968. Mr. Ellwood currently serves as a director of Felcor Lodging Trust, Incorporated and Florida East Coast Industries, Inc.

        J. Landis Martin.    Mr. Martin was appointed a Director of the Company in July 1994 and is currently Chairman of the Compensation and Human Resources Committee. Mr. Martin is a member of the Audit and Nominating and Corporate Governance Committees. Mr. Martin is also the Lead Independent Director of Aimco's Board. Since 1994, Mr. Martin has been Chairman of the Board and Chief Executive Officer of Titanium Metals Corporation, a publicly held integrated producer of titanium metals. From 1987 to 2003, Mr. Martin served as President and Chief Executive Officer of NL Industries, Inc. ("NL"), a publicly held manufacturer of titanium dioxide chemicals, and served as a director of NL from 1986 to 2003. From 1990 until its acquisition by Dresser Industries, Inc. in 1994, Mr. Martin served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, a publicly held petroleum services company. Mr. Martin is also a director of Halliburton Company, Crown Castle International Corporation, a wireless communications company, and Trico Marine Services, Inc., which provides marine support services to the oil and gas industry. Until February 2003, Mr. Martin was a director of Tremont Corporation, a holding company, and until December 2003 Mr. Martin was a director of Special Metals Corporation.

        Thomas L. Rhodes.    Mr. Rhodes was appointed a Director of the Company in July 1994 and is currently a member of the Audit, Compensation and Human Resources, and Nominating and Corporate Governance Committees. Mr. Rhodes has served as the President and Director of National Review magazine since November 1992, where he has also served as a Director since 1988. From 1976 to 1992, he held various positions at Goldman, Sachs & Co., was elected a General Partner in 1986 and served as a General Partner from 1987 until November 1992. Mr. Rhodes is Chairman of the Board of Directors of The Lynde and Harry Bradley Foundation, Vice Chairman of American Land Lease, Inc., another publicly held real estate investment trust and successor to Asset Investors Corporation and Commercial Assets, Inc.

BOARD OF DIRECTORS

Independence of Directors

        The Board has determined that to be considered independent, an outside director may not have a direct or indirect material relationship with Aimco or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). A material relationship is one that impairs or inhibits—or has the potential to impair or inhibit—a director's exercise of critical and disinterested judgment on behalf of Aimco and its stockholders. In determining whether a material relationship exists, the Board considers, for example, whether the director or a family member is a current or former employee of the Company, family member relationships, compensation, business relationships and payments, and charitable contributions between Aimco and an entity with which a director is affiliated (as an executive officer, partner or substantial stockholder) and whether a director is a former employee of the Company. The Board consults with the Company's counsel to ensure that such determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent director," including but not limited to those set forth in pertinent listing standards of the New York Stock Exchange as in effect from time to time.

        Consistent with these considerations, the Board affirmatively has determined that Messrs. Bailey, Ellwood, Martin and Rhodes are independent directors (collectively the "Independent Directors").

Meetings and Committees

        The Board held five meetings during the year ended December 31, 2003. During 2003, no director attended fewer than 75% of the total number of meetings of the Board and any committees of the Board upon which he served. The Board has established standing audit, compensation and human resources, and nominating and corporate governance committees.

        Audit Committee.    The Audit Committee currently consists of the four Independent Directors, and the Audit Committee Chairman is Mr. Ellwood. The Audit Committee makes recommendations to the Board concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Aimco's internal accounting controls. Beginning in 2003, the Audit Committee assumed sole responsibility for the engagement of the Company's independent auditors. Aimco's Board has determined that all four members of the Audit Committee qualify as "audit committee financial experts." Each member of the Audit Committee is independent, as that term is defined by Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange relating to audit committees. The Audit Committee held eight meetings during the year ended December 31, 2003. The Audit Committee has a written charter that was adopted (replacing the Audit Committee's prior charter) effective November 6, 2003, which charter is posted on Aimco's website (www.aimco.com), is available in print to stockholders, upon written request to Aimco's Corporate Secretary, and is attached as Appendix A. As set forth in the Audit Committee's charter, no director may serve as a member of the Audit Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. No member of the Audit Committee serves on the audit committee of more than two other public companies.

        Compensation and Human Resources Committee.    The Compensation and Human Resources Committee currently consists of the Independent Directors, and the Compensation and Human Resources Committee Chairman is Mr. Martin. The Compensation and Human Resources Committee's purposes are to: oversee the Corporation's compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans; and to direct the preparation of, and approve, a report on executive compensation, as required, to be included in the Company's annual proxy statement or annual report on Form 10-K filed with the Securities and Exchange

Commission ("SEC"). The Compensation and Human Resources Committee held three meetings during the year ended December 31, 2003. The Compensation and Human Resources Committee has a written charter that was adopted effective January 29, 2004, which charter is posted on Aimco's website (www.aimco.com) and is also available in print to stockholders, upon written request to Aimco's Corporate Secretary.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of the Independent Directors, and the Nominating and Corporate Governance Committee's Chairman is Mr. Bailey. The Nominating and Corporate Governance Committee's purposes are to: identify and recommend to the Board individuals qualified to serve on the board; make recommendations to the Board regarding those individuals who will be nominated to serve on the Board; advise the Board with respect to Board composition, procedures and committees; develop and recommend to the Board a set of corporate governance principles applicable to Aimco and its management; and oversee evaluation of the Board and management (in conjunction with the Compensation and Human Resources Committee). The Nominating and Corporate Governance Committee held two meetings during the year ended December 31, 2003. The Nominating and Corporate Governance Committee has a written charter that was adopted effective March 8, 2004, which charter is posted on Aimco's website (www.aimco.com) and is also available in print to stockholders, upon written request to Aimco's Corporate Secretary.

        The Nominating and Corporate Governance Committee selects nominees for director on the basis of, among other things, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of Aimco's business environment and willingness to devote adequate time and effort to Board responsibilities. The Nominating and Corporate Governance Committee assesses the appropriate balance of criteria required of directors and makes recommendations to the Board. When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee shall also consider advice and recommendations from others as it deems appropriate. The Nominating and Corporate Governance Committee will consider nominees to the Board that are recommended by stockholders in writing, marked to the attention of Aimco's Corporate Secretary, no later than September 30, 2004.

        The Board shall be responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders.

        Separate Sessions of Non-Management Directors.    Aimco's Corporate Governance Guidelines (described below) provide that the non-management directors shall meet in executive session without management on a regularly scheduled basis, but no less than four times per year. Mr. Martin has been designated as the Lead Independent Director who will preside at such executive sessions through February 2005. Any interested parties desiring to communicate with the Lead Independent Director and the other non-management directors may directly contact such persons by directing such communications in care of Aimco's Corporate Secretary. All communications received as set forth in the preceding sentence will be opened by the office of Aimco's General Counsel for the sole purpose of determining whether the contents represent a message to Aimco's directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel's office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed

        To contact Aimco's Corporate Secretary, correspondence should be addressed as follows: Corporate Secretary, Apartment Investment and Management Company, 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237.

Compensation of Directors

        In 2003, the Company paid the Independent Directors an annual fee of 3,000 shares of Common Stock, a fee of $1,000 for attendance at each meeting of the Board, and a fee of $1,000 for each meeting of any committee thereof. Compensation for the Independent Directors in 2004 is an annual fee of 4,000 shares of Common Stock, which shares were issued in March 2004, a fee of $1,000 for attendance at each meeting of the Board, and a fee of $1,000 for each meeting of any committee thereof. The Company may modify this amount after further review. Directors who are not Independent Directors do not receive directors' fees.

        Pursuant to The 1994 Stock Option Plan of Apartment Investment and Management Company and Affiliates, each Independent Director, upon joining the Board, received an initial grant of an option to purchase up to 3,000 shares of Common Stock at the market price of the shares on the date of grant. On June 5, 2000, Mr. Bailey was granted an option to acquire 3,000 shares of Common Stock. Following the annual meeting of stockholders in 2000, each Independent Director received an option to purchase up to 3,000 shares of Common Stock. On January 24, 2001, each Independent Director received an option to purchase up to 10,000 shares of Common Stock. Following the annual meeting of stockholders in 2002, each Independent Director received an option to purchase up to 10,000 shares of Common Stock. The options have purchase prices equal to the market price of the shares on the day prior to the date of grant and vest one year after the date of grant. In 2003 Aimco did not, and in 2004 does not intend to, compensate the Independent Directors with stock options.

Code of Ethics

        Effective November 6, 2003, the Board adopted a code of ethics entitled "Code of Business Conduct and Ethics" that applies to the members of the Board, all of Aimco's executive officers and all of Aimco's (or its subsidiaries') employees, including Aimco's principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is posted on Aimco's website (www.aimco.com). If, in the future, Aimco amends, modifies or waives a provision in the Code of Business Conduct and Ethics, rather than filing a Current Report on Form 8-K, Aimco intends to satisfy any applicable disclosure requirement under Item 10 of Form 8-K by posting such information on Aimco's website (www.aimco.com), as necessary.

Corporate Governance Guidelines

        Effective March 8, 2004, the Board adopted and approved Corporate Governance Guidelines. These guidelines are available on Aimco's website (www.aimco.com). In general, the Corporate Governance Guidelines address director qualification standards, director responsibilities, the lead independent director, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, and an annual performance evaluation of the Board. The Corporate Governance Guidelines also provide that the Company generally expects that either the Chairman of the Board or the Vice Chairman of the Board will attend all annual and special meetings of the stockholders. Other members of the Board are encouraged, but not required, to attend such meetings.

COMPENSATION AND HUMAN RESOURCES COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation and Human Resources Committee consists of Messrs. Martin (Chairman), Bailey, Ellwood and Rhodes. Mr. Rhodes is Vice Chairman and a Director of American Land Lease, Inc. Mr. Considine, the Chairman of the Board and Chief Executive Officer of the Company, is also Chairman and Chief Executive Officer of American Land Lease, Inc.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

        The Audit Committee oversees Aimco's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. A written charter approved by the Board governs the Audit Committee.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1, relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management, and has considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

        The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held eight meetings during fiscal year 2003.

        None of the Audit Committee members have a relationship with the Company that might interfere with exercise of his independence from the Company and its management.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee has also determined that provision by Ernst & Young LLP of other non-audit services is compatible with maintaining Ernst & Young LLP's independence. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection Ernst & Young LLP as the Company's independent auditors.

Date: March 26, 2004

  RICHARD S. ELLWOOD (CHAIRMAN)
  JAMES N. BAILEY
  J. LANDIS MARTIN
  THOMAS L. RHODES

        The above report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Principal Accountant Fees

        The aggregate fees billed for services rendered by Ernst & Young LLP during the years ended December 31, 2003 and 2002 are described below.

  Audit Fees

        Fees for audit services totaled approximately $6.2 million in 2003 and approximately $6.3 million in 2002. These amounts include fees associated with the annual audit of the financial statements of Aimco and certain of its consolidated subsidiaries and unconsolidated investees. Fees for audit services also include fees for the reviews of Aimco's Quarterly Reports on Form 10-Q, registration statements filed with the SEC, other SEC filings, equity or debt offerings, comfort letters and consents.

  Audit-Related Fees

        Fees for audit-related services totaled approximately $3.0 million in 2003 and approximately $3.9 million in 2002. Audit-related services principally include various audit and attest work not required by statute or regulation, due diligence in connection with acquisitions, and accounting consultations.

  Tax Fees

        Fees for tax services, including tax compliance services for approximately 600 subsidiaries or affiliates of the Company, tax advice and tax planning totaled approximately $5.0 million in 2003 and $4.8 million in 2002.

  All Other Fees

        Fees for all other services not included above totaled approximately $0.3 million in 2003 and $1.2 million in 2002, principally consisting of real estate advisory services and risk management advisory services. There were no fees billed or incurred in 2003 or 2002 related to financial information systems design and implementation.

        Included in the fees above are audit and tax compliance fees of $8.3 million and $8.4 million for 2003 and 2002, respectively, for services provided to approximately 600 consolidated and unconsolidated partnerships for which an Aimco subsidiary is the general partner.

Audit Committee Pre-Approval Policies

        On July 24, 2003 the Audit Committee adopted, and on November 6, 2003, updated the Audit and Non-Audit Services Pre-Approval Policy (the "Pre-approval Policy"). The Pre-approval Policy describes the Audit, Audit-related, Tax and Other Permitted services that have the general pre-approval of the Audit Committee, typically subject to a dollar limit of $25,000. The term of any general pre-approval is generally twelve (12) months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. At least annually, the Audit Committee will review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. In accordance with this review, the Audit Committee may add to or subtract from the list of general pre-approved services or modify the permissible dollar limit associated with pre-approvals. As set forth in the Pre-approval Policy, unless a type of service has received general pre-approval and is anticipated to be within the dollar limit associated with the general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with Aimco's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance Aimco's ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor will necessarily be determinative.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information available to the Company, as of March 5, 2004, with respect to Aimco's equity securities beneficially owned by (i) each director and nominee, the chief executive officer and the four other most highly compensated executive officers (the "Named Executive Officers") who were serving as of December 31, 2003, and (ii) all directors and executive officers as a group. The table also sets forth certain information available to the Company, as of March 5, 2004, with respect to shares of Common Stock held by each person known to the Company to be the beneficial owner of more than 5% of such shares. This table does not reflect options that are not exercisable within 60 days. Unless otherwise indicated, each person has sole voting and investment power with respect to the securities beneficially owned by that person. The business address of each of the following directors and executive officers is 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, unless otherwise specified.

Name and Address of Beneficial Owner	Number of shares of Common Stock(1)		Percentage of Common Stock Outstanding(2)	Number of Partnership Units(3)		Percentage Ownership of the Company(4)
Directors & Executive Officers:
Terry Considine	5,476,056	(5)	5.6%	2,439,557	(6)	7.3%
Peter K. Kompaniez	1,816,415	(7)	1.9	364,631	(8)	2.1
Paul J. McAuliffe	522,330	(9)	*	6,358	(10)	*
David Robertson	182,042	(11)	*	—		*
Lance J. Graber	268,788	(12)	*	—		*
James N. Bailey	33,000	(13)	*	—		*
Richard S. Ellwood	55,025	(14)	*	—		*
J. Landis Martin	65,500	(15)	*	34,646	(16)	*
Thomas L. Rhodes	79,300	(17)	*	34,365	(18)	*
All directors and executive officers as a group (18 persons)	9,321,580	(19)	9.4	2,937,661	(20)	11.0
5% or Greater Holders:
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	8,618,160	(21)	9.2	—		8.2
Pacific Financial Research, Inc 9601 Wilshire Blvd., Suite 800 Beverly Hills, CA 90210	6,247,630	(22)	6.7	—		5.9
Morgan Stanley 1585 Broadway New York, NY 10036	4,785,054	(23)	5.1	—		4.5

*
Less than 1.0%

(1)
Excludes shares of Common Stock issuable upon redemption of OP Units or Class I Units.

(2)
Represents the number of shares of Common Stock beneficially owned by each person divided by the total number of shares of Common Stock outstanding. Any shares of Common Stock that may be acquired by a person within 60 days upon the exercise of options, warrants, rights or conversion privileges are deemed to be beneficially owned by that person and are deemed outstanding for the purpose of computing the percentage of outstanding shares of Common Stock owned by that person, but not any other person.

(3)
Through wholly owned subsidiaries, Aimco acts as general partner of, and, as of March 5, 2004, holds approximately 89% of the interests in the Operating Partnership. After a one-year holding period, OP

  Units may be tendered for redemption and, upon tender, may be acquired by Aimco for shares of Common Stock at an exchange ratio of one share of Common Stock for each OP Unit (subject to adjustment). If Aimco acquired all OP Units for Common Stock (without regard to the ownership limit set forth in Aimco's Charter) these shares of Common Stock would constitute approximately 11% of the then outstanding shares of Common Stock. OP Units are subject to certain restrictions on transfer. Class I Units are generally not redeemable for, or convertible into, Common Stock; however, in the event of a change of control of the Company, holders of the Class I Units will have redemption rights similar to those of holders of OP Units.

(4)
Represents the number of shares of Common Stock beneficially owned, divided by the total number of shares of Common Stock outstanding, assuming, in both cases, that all 9,228,539 OP Units and 2,379,084 Class I Units outstanding as of March 5, 2004 are redeemed in exchange for shares of Common Stock (notwithstanding any holding period requirements, Aimco's ownership limit and, in the case of Class I Units, the absence of a change of control). See Note (3) above. Excludes Partnership Preferred Units issued by the Operating Partnership and Aimco preferred securities.

(5)
Includes 1,195,500 shares held by Titahotwo Limited Partnership RLLLP ("Titahotwo") a registered limited liability limited partnership for which Mr. Considine serves as the general partner and holds a 1% ownership interest. Also includes the following shares of which Mr. Considine disclaims beneficial ownership: 3,782,560 shares subject to options that are exercisable within 60 days held by Titaho Limited Partnership RLLLP, a registered limited liability limited partnership for which Mr. Considine's brother is the trustee for the sole general partner; 74,743 shares held by Mr. Considine's spouse; and 98,963 shares held by a non-profit foundation in which Mr. Considine has shared voting and investment power.

(6)
Includes 850,185 OP Units and 1,589,372 Class I Units that represent 9.2% of OP Units outstanding and 66.8% of Class I Units outstanding, respectively. The 850,185 OP Units include 179,735 OP Units held by an entity in which Mr. Considine has sole voting and investment power, 2,300 OP Units held by Titahotwo, and 157,698 OP Units held by Mr. Considine's spouse, for which Mr. Considine disclaims beneficial ownership. All Class I Units are held by Titahotwo.

(7)
Includes two restricted stock grants for an aggregate of 24,569 shares to be made to Mr. Kompaniez on May 15, 2004. Of these shares, 11,506 vest 34% on the first anniversary of the award date and 33% on each of the second and third anniversaries of the award date, and 14,063 vest 20% on each anniversary of the award date beginning with the first. Includes 1,187,989 shares subject to options that are exercisable within 60 days.

(8)
Includes 46,756 OP Units and 317,875 Class I Units that represent 0.5% of OP Units outstanding and 13.4% of Class I Units outstanding, respectively. The Class I Units include 158,938 units held by two trusts established by Mr. Kompaniez for his children for which he serves as trustee and disclaims beneficial ownership. Also includes 31,500 OP Units, 23,625 of which are held indirectly by a corporation in which Mr. Kompaniez has a 75% interest, and the 7,875 OP Units attributable to the 25% stockholder unaffiliated with Mr. Kompaniez are excluded pursuant to a contractual arrangement that prohibits Mr. Kompaniez from exercising voting or dispositive power over the 7,875 OP Units. Mr. Kompaniez has no pecuniary interest in, nor beneficial ownership of, these 7,875 OP Units.

(9)
Includes two restricted stock grants for an aggregate of 25,709 shares to be made to Mr. McAuliffe on May 15, 2004. Of these shares, 15,957 vest 34% on the first anniversary of the award date and 33% on each of the second and third anniversaries of the award date, and 9,752 vest 20% on each anniversary of the award date beginning with the first. Also includes 1,300 shares of Class P Convertible Cumulative Preferred Stock that are convertible into 580 shares of Common Stock and represents less than 1% of the class outstanding and 342,763 shares subject to options that are exercisable within 60 days. Mr. McAuliffe also beneficially owns: 2,988 shares of Class D Cumulative Preferred Stock, which are held indirectly by Mr. McAuliffe's minor children; and 2,000 shares of Class G Cumulative Preferred Stock, each of which represents less than 1% of the class outstanding.

(10)
Represents Class I Units, which constitute less 1% of the class outstanding.

(11)
Includes two restricted stock grants for an aggregate of 26,762 shares to be made to Mr. Robertson on May 15, 2004. Of these shares, 13,963 vest 34% on the first anniversary of the award date and 33% on each of the second and third anniversaries of the award date, and 12,799 vest 20% on each anniversary of the award date beginning with the first. Also includes 61,918 shares subject to options that are exercisable within 60 days.

(12)
Includes two restricted stock grants for an aggregate of 20,686 shares to be made to Mr. Graber on May 15, 2004. Of these shares, 9,309 vest 34% on the first anniversary of the award date and 33% on each of the second and third anniversaries of the award date, and 11,377 vest 20% on each anniversary of the award date beginning with the first. Also includes 180,584 shares subject to options that are exercisable within 60 days. Mr. Graber also beneficially owns 4,018 shares of Class D Cumulative Preferred Stock, which represents less than 1% of the class outstanding.

(13)
Includes 23,000 shares subject to options that are exercisable within 60 days.

(14)
Includes 30,500 shares subject to options that are exercisable within 60 days, 1,000 shares that are held by Mr. Ellwood's wife and for which Mr. Ellwood disclaims beneficial ownership, and 200 shares held in a charitable trust for which Mr. Ellwood disclaims beneficial ownership.

(15)
Includes 29,000 shares subject to options that are exercisable within 60 days.

(16)
Includes 280.5 OP Units and 34,365 Class I Units, each of which represent less than 1% of the class outstanding.

(17)
Includes 29,000 shares subject to options that are exercisable within 60 days. Also includes 4,900 shares held by The Rhodes Foundation, a non-profit foundation, for which shares Mr. Rhodes disclaims beneficial ownership.

(18)
Represents Class I Units, which constitute less than 1% of the class outstanding.

(19)
Includes 6,108,310 shares subject to options that are exercisable within 60 days, 154,375 shares subject to restricted stock grants to be made May 15, 2004, and 3,300 shares of Class P Convertible Cumulative Preferred Stock that are convertible into 1,472 shares of Common Stock, which represents less than 1% of the class outstanding. All directors and executive officers as a group also beneficially own: 7,006 shares of Class D Cumulative Preferred Stock; and 2,000 shares of Class G Cumulative Preferred Stock, each of which represent less than 1% of all shares of each class outstanding.

(20)
Includes 897,221.5 OP Units and 2,040,439 Class I Units, which represent 9.7% of OP Units outstanding and 85.8% of Class I Units outstanding, respectively.

(21)
In addition to the securities listed above as beneficially owned by FMR Corp., FMR Corp. has the sole power to vote or direct the vote of 944,558 shares.

(22)
Pacific Financial Research, Inc. has no voting power as to 497,100 of such shares.

(23)
Morgan Stanley has shared voting power as to 3,575,938 of such shares.

SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation earned with respect to each of Aimco's last three fiscal years, ending on December 31, 2003, 2002 and 2001, respectively, for Aimco's Chief Executive Officer and each of the Named Executive Officers.

					Long Term Compensation(1)
		Annual Compensation
							Securities Underlying Stock Options/SARs Awards (#)
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Other Annual Compensation ($)	Restricted Stock Awards ($)				All Other Compensation ($)
Terry Considine Chairman of the Board of Directors, Chief Executive Officer and President	2003 2002 2001	29,171 200,000 100,000	None 510,000 857,500	None None None	None None None		768,227 615,044 921,970	(3) (3) (3)	None None None
Peter K. Kompaniez Vice Chairman of the Board of Directors	2003 2002 2001	134,733 200,000 100,000	None 485,000 507,500	None None None	428,670 None	(4) (5)	None 180,310 437,122	(6) (6)	None None None
Paul J. McAuliffe Executive Vice President and Chief Financial Officer	2003 2002 2001	200,000 200,000 200,000	100,000 360,000 457,500	None None None	841,586 470,439	(7) (9) (9)	147,321 150,443 203,788	(8) (8) (8)	None None None
David Robertson(10) Executive Vice President—President and Chief Executive Officer—AIMCO Capital	2003 2002	200,000 200,000	100,000 360,000	None None	946,784	(11) (13)	64,453 161,505	(12) (12)	None None
Lance J. Graber Executive Vice President—AIMCO Capital	2003 2002 2001	200,000 200,000 200,000	100,000 360,000 262,500	None None None	494,443 200,220	(14) (15) (15)	None 207,965 None	(16)	None None None

(1)
With respect to fiscal year 2003, stock options were awarded in February 2004 and restricted stock is scheduled to be awarded in May 2004. With respect to fiscal year 2002, stock options were awarded in February 2003 and restricted stock was awarded in May 2003. With respect to fiscal year 2001, stock options and restricted stock were awarded in January 2002.

(2)
Includes all incentive cash compensation earned by the Chief Executive Officer and each of the Named Executive Officers.

(3)
The 2003 number reflects two option grants, each of which was made on February 19, 2004 at an exercise price of $32.05 per share. Of the total, 384,113 vests 34% on the first anniversary of the award date and 33% vests on each of the second and third anniversaries of the award date, and 384,114 vests 20% on each anniversary of the award date beginning with the first. The 2002 number reflects two option grants, each of which was made on February 3, 2003 at an exercise price of $36.35 per share. Of the total, 150,442 vests 34% on the first anniversary of the award date and 33% vests on each of the second and third anniversaries of the award date, and 464,602 vests 40% on the second anniversary of the award and 20% on each of the third, fourth and fifth anniversaries of the award date. The 2001 number reflects two option grants, each of which was made on January 28, 2002 at an exercise price of $43.60 per share. Of the total, 164,394 vests 34% on the first anniversary of the award date and 33% vests on each of the second and third anniversaries of the award date, and 757,576 vests 40% on the second anniversary of the award and 20% on each of the third, fourth and fifth anniversaries of the award date.

(4)
As part of 2003 compensation, on May 15, 2004, Mr. Kompaniez will be granted a restricted stock grant of 11,506 shares that vests 34% on the first anniversary of the award date and 33% on each of the second and third anniversaries of the award date and a restricted stock grant of 14,063 shares that vests 20% on each anniversary of the award date beginning with the first. Because the closing market price on date of grant is not known, the dollar value of the grant cannot be calculated at this time.

(5)
As part of 2002 compensation, Mr. Kompaniez was awarded 11,210 shares of restricted stock on May 1, 2003 and the value indicated above is based on the closing price per share of $38.24 on that date. On December 31, 2003, based on a closing price of $34.50 per share, the value of the 11,210 shares was $386,745. The shares vest 40% on the second anniversary of the award date and 20% on each of the third, fourth and fifth anniversaries of the award date. Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant.

(6)
The 2002 number reflects two option grants, each of which was made on February 3, 2003 at an exercise price of $36.35 per share. Of the total, 139,381 vests 34% on the first anniversary of the award date and 33% vests on each of the second and third anniversaries of the award date, and 40,929 vests 40% on the second anniversary of the award and 20% on each of the third, fourth and fifth anniversaries of the award date. The 2001 number reflects two option grants, each of which was made on

  January 28, 2002 at an exercise price of $43.60 per share. Of the total, 58,334 vests 34% on the first anniversary of the award date and 33% vests on each of the second and third anniversaries of the award date, and 378,788 vests 40% on the second anniversary of the award date and 20% on each of the third, fourth and fifth anniversaries of the award date.

(7)
As part of 2003 compensation, on May 15, 2004, Mr. McAuliffe will be granted a restricted stock grant of 15,957 shares that vests 34% on the first anniversary of the award date and 33% on each of the second and third anniversaries of the award date and a restricted stock grant of 9,752 shares that vests 20% on each anniversary of the award date beginning with the first. Because the closing market price on date of grant is not known, the dollar value of the grant cannot be calculated at this time.

(8)
The 2003 number reflects an option grant made on February 19, 2004 at an exercise price of $32.05 per share, which vests 20% on each anniversary of the award date beginning with the first. The 2002 number reflects two option grants, each of which was made on February 3, 2003 at an exercise price of $36.35 per share. Of the total, 84,071 vests 34% on the first anniversary of the award date and 33% vests on each of the second and third anniversaries of the award date, and 66,372 vests 40% on the second anniversary of the award and 20% on each of the third, fourth and fifth anniversaries of the award date. The 2001 number reflects two option grants, each of which was made on January 28, 2002 at an exercise price of $43.60 per share. Of the total, 6,818 vests 34% on the first anniversary of the award date and 33% vests on each of the second and third anniversaries of the award date, and 196,970 vests 40% on the second anniversary of the award and 20% on each of the third, fourth and fifth anniversaries of the award date.

(9)
As part of 2002 compensation, Mr. McAuliffe was awarded 22,008 shares of restricted stock on May 1, 2003, and the value indicated above is based on the closing price per share of $38.24 on that date. On December 31, 2003, based on a closing price of $34.50 per share, the value of the 22,008 shares was $759,276. The shares vest 40% on the second anniversary of the award date and 20% on each of the third, fourth and fifth anniversaries of the award date. As part of 2001 compensation, Mr. McAuliffe was awarded an aggregate of 10,780 shares of restricted stock on January 28, 2002 and the value indicated above is based on a closing price per share of $43.64 on that date. Of these shares, 2,752 vest 1/3 on each of April 1, 2003, 2004 and 2005 and 8,028 vest 40% on April 1, 2004 and 20% on each April 1 thereafter through 2007. On December 31, 2003, based on a closing price of $34.50 per share, the value of the 10,780 shares was $371,910. Holders of restricted stock awards are entitled to receive any dividends declared and paid on such shares commencing on the date of grant.

(10)
Mr. Robertson was not an employee of the Company prior to February 2002.

(11)
As part of 2003 compensation, on May 15, 2004, Mr. Robertson will be granted a restricted stock grant of 13,963 shares that vests 34% on the first anniversary of the award date and 33% on each of the second and third anniversaries of the award date and a restricted stock grant of 12,799 shares that vests 20% on each anniversary of the award date beginning with the first. Because the closing market price on date of grant is not known, the dollar value of the grant cannot be calculated at this time.

(12)
The 2003 number reflects an option grant made on February 19, 2004 at an exercise price of $32.05 per share that vests 20% on each anniversary of the award date beginning with the first. The 2002 number reflects two option grants, each of which was made on February 3, 2003 at an exercise price of $36.35 per share. Of the total, 84,071 vests 34% on the first anniversary of the award date and 33% vests on each of the second and third anniversaries of the award date, and 77,434 vests 40% on the second anniversary of the award and 20% on each of the third, fourth and fifth anniversaries of the award date.

(13)
As part of 2002 compensation, Mr. Robertson was awarded 24,759 shares of restricted stock on May 1, 2003, and the value indicated above is based on the closing price per share of $38.24 on that date. On December 31, 2003, based on a closing price of $34.50 per share, the value of the 24,759 shares was $854,186. The shares vest 40% on the second anniversary of the award date and 20% on each of the third, fourth and fifth anniversaries of the award date. Holders of restricted stock awards are entitled to receive any dividends declared and paid on such shares commencing on the date of grant.

(14)
As part of 2003 compensation, on May 15, 2004, Mr. Graber will be granted a restricted stock grant of 9,309 shares that vests 34% on the first anniversary of the award date and 33% on each of the second and third anniversaries of the award date and a restricted stock grant of 11,377 shares that vests 20% on each anniversary of the award date beginning with the first. Because the closing market price on date of grant is not known, the dollar value of the grant cannot be calculated at this time.

(15)
As part of 2002 compensation, Mr. Graber was awarded 12,930 shares of restricted stock on May 1, 2003, and the value indicated above is based on the closing price per share of $38.24 on that date. On December 31, 2003, based on a closing price of $34.50 per share, the value of the 12,930 shares was $446,085. As part of 2001 compensation, Mr. Graber was awarded an aggregate of 4,588 shares of restricted stock on January 28, 2002, and the value indicated above is based on a closing price per share of $43.64 on that date. On December 31, 2003, based on a closing price of $34.50 per share, the value of the 4,588 shares was $158,286. Both awards vest 40% on the second anniversary of the award date and 20% on each of the third, fourth and fifth anniversaries of the respective award date. Holders of restricted stock awards are entitled to receive any dividends declared and paid on such shares commencing on the date of grant.

(16)
Reflects two option grants, each of which was made on February 3, 2003 at an exercise price of $36.35 per share. Of the total, 84,071 vests 34% on the first anniversary of the award date and 33% vests on each of the second and third anniversaries of the award date, and 123,894 vests 40% on the second anniversary of the award and 20% on each of the third, fourth and fifth anniversaries of the award date.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        Information on options granted in fiscal year 2003 to the Named Executive Officers is set forth in the following table.

	Individual Grants(1)
Name	Number of Securities Underlying Options/SARs Granted (#)(2)(3)	% of Total Options/SARs Granted To Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(4)
Terry Considine	615,044	35.3%	$36.35	2/3/2013	$1,389,999
Peter K. Kompaniez	180,310	10.4	36.35	2/3/2013	407,501
Paul J. McAuliffe	150,443	8.6	36.35	2/3/2013	339,999
David Robertson	161,505	9.3	36.35	2/3/2013	365,001
Lance J. Graber	207,965	11.9	36.35	2/3/2013	470,001

(1)
Under the terms of the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (the "1997 Stock Plan"), the plan administrator retains discretion, subject to certain restrictions, to modify the terms of outstanding options. The exercise price of incentive options granted under the 1997 Stock Plan equal the fair market value of a share of Common Stock on the date of grant. The exercise price of non-qualified options issued under the 1997 Stock Plan generally equals the fair market value of a share of Common Stock on the date of grant.

(2)
For 150,442 options and 139,381 options for Messrs. Considine and Kompaniez, respectively and for 84,071 options for each of Messrs. McAuliffe, Robertson and Graber, vesting is on the first (34%), second (33%) and third (33%) anniversaries of the award date of February 3, 2003. For 464,602 options, 40,929 options, 66,372 options, 77,434 options and 123,894 options for Messrs. Considine, Kompaniez, McAuliffe, Robertson and Graber, respectively, vesting is on the second (40%), third (20%), fourth (20%) and fifth (20%) anniversaries of the award date of February 3, 2003.

(3)
Does not reflect options granted on February 19, 2004, at an exercise price of $32.05 per share, as part of 2003 compensation to Messrs. Considine, McAuliffe and Robertson. Mr. Considine received two option grants, one for 384,113 shares that vests 34% on the first anniversary of the award date and 33% on each of the second and third anniversaries of the award date, and one for 384,114 shares that vests 20% on each anniversary of the award date, beginning with the first. Mr. McAuliffe and Mr. Robertson received option grants for 147,321 and 64,453 shares, respectively, each of which vests 20% on each anniversary of the award date, beginning with the first.

(4)
The estimated present value at grant date of option grants in 2003 has been calculated using the Black-Scholes option pricing model based on the following assumptions: an estimated time until exercise of 5 years, a volatility of 19.5%, a risk-free interest rate of 3.52% and a dividend yield of 9.0%. The real value of these options depends on the actual performance of Aimco's Common Stock during the applicable period and upon when options are exercised. No gain to the optionee is possible without an increase in the share price, which would benefit all stockholders as well.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

        Information on option exercises during 2003 by the Named Executive Officers, and the value of unexercised options held by Named Executive Officers at December 31, 2003 is set forth in the following table.

			Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable(1)	Exercisable	Unexercisable(1)
Terry Considine	None	None	3,201,070	1,731,238	None	None
Peter K. Kompaniez	None	None	873,833	708,599	None	None
Paul J. McAuliffe	None	None	176,435	421,325	None	None
David Robertson	None	None	16,667	344,838	None	None
Lance J. Graber	None	None	152,000	245,965	None	None

(1)
Does not include 768,227 shares, 147,321 shares and 64,453 shares subject to options granted to Messrs. Considine, McAuliffe and Robertson, respectively, in February 2004.

(2)
Market value of underlying securities at fiscal year-end, less the exercise price. Market value is determined based on the closing price of the Common Stock on the New York Stock Exchange on December 31, 2003 of $34.50 per share.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT TO STOCKHOLDERS

        The four members of the Board who are not members of management constitute the Compensation and Human Resources Committee. The Compensation and Human Resources Committee determines the compensation of the Chief Executive Officer and the President; reviews the decisions made by the Chief Executive Officer as to the compensation of other corporate officers holding the title of Executive Vice President ("Other Senior Management" and together with the Chief Executive Officer and the President, "Senior Management") and recommends any changes to the Board; reviews the general compensation and benefit practices of the Company; and administers the Company's stock option and other stock related plans.

        In conducting its review and in making its determination and granting approvals, the Compensation and Human Resources Committee considers various factors: the alignment of management financial awards with stockholder objectives for Total Return (dividend income plus share price appreciation); reasonability of compensation in consideration of all the facts, including Total Return; the size and complexity of the Company; practices of other real estate investment trusts and other companies considered relevant by the Committee and helpful in its decision making; and recruitment and retention of the Company's management.

        Compensation of Senior Management is comprised of Base Compensation, Bonus Compensation and Long Term Incentive Compensation (collectively "Total Compensation"). The policy of the Compensation and Human Resources Committee is to set Base Compensation at or below the median paid by comparable companies to executive officers with comparable responsibilities; to use Bonus Compensation with a mixture of cash, stock options and/or restricted stock to reward specific achievements with reference to the median levels of the peer group; and to use Long Term Incentive Compensation (which is a mixture of stock options and restricted stock), at levels dependant upon the Company's performance. In years when the Company's financial performance is superior to its peer group (REITs with market capitalization of greater than $4 billion and other companies considered relevant by the Committee and helpful in its decision making), it is the policy of the Compensation and Human Resources Committee to set Total Compensation at levels that reward such performance. If Company performance is not superior to the peer group, it is the Compensation and Human Resources Committee's policy to maintain aggregate Total Compensation of Senior Management at levels equal to or below the median level of the peer group, balanced by individual performance. The comparable companies reviewed by the Compensation and Human Resources Committee are among those included in the SNL indices used in the stock price performance graph under the heading "Stock Price Performance Graph" in this Proxy Statement. Among the factors considered by the Compensation and Human Resources Committee, in addition to Total Return, are various metrics of the Company, measured against the peer group, such as Adjusted Funds From Operations, and the scale of the business.

        Base Compensation.    The Compensation and Human Resources Committee determined 2003 Base Compensation for the Chief Executive Officer and for the President; reviewed the decisions made by the Chief Executive Officer as to the 2003 Base Compensation for Other Senior Management; and considered such 2003 Base Compensation reasonable and in line with Company policy. The Base Compensation for Messrs. Considine and Kompaniez has been set to be equal or below the median compensation paid to executives with similar responsibilities at comparable companies reviewed by the Compensation and Human Resources Committee.

        Bonus and Long Term Incentive Compensation.    In assessing Bonus and Long Term Incentive Compensation for 2003, the Compensation and Human Resources Committee considered, among other things:

  •
  Aimco continued the pruning of its "non core" assets—including 77 conventional apartment properties—for gross proceeds of approximately $804 million (net proceeds to Aimco of approximately $281 million).

  •
  Aimco completed an equity financing in the form of a $300 million joint venture with GE Real Estate, resulting in proceeds to Aimco of approximately $107 million.

  •
  Aimco reduced its cost of capital through the redemption of $240 million of higher cost preferred securities with the proceeds of issuance of lower cost preferred securities.

  •
  Adjusted Funds From Operations and Funds From Operations (before impairments and Topic D-42 charges) per share were down by $1.18 per share and $1.20 per share, a decrease of 31% and 26%, respectively, compared with 2002 results, and were well below Aimco's original guidance provided in December 2002.

  •
  Aimco's common equity market capitalization declined from approximately $4.0 billion at the end of 2002 to approximately $3.6 billion at the end of 2003.

  •
  Same Store property operations under-performed Aimco's peer group average.

  •
  Aimco's Total Return of 0.2% was less than that of the Morgan Stanley REIT Index, which had a return of 36.7%, and less than that of its peer group.

        Although there were a number of significant accomplishments by the Company during 2003, the Company's financial performance was not considered superior by the Compensation and Human Resources Committee. Thus, the Compensation and Human Resources Committee approved Total Compensation to Mr. Considine and Mr. Kompaniez as follows:

Name	Base Compensation	Bonus Compensation	Long Term Incentive Compensation	Total Compensation
Terry Considine	$29,171	$0	$1,720,829	$1,750,000
Peter K. Kompaniez	134,733	0	865,267	1,000,000

        Mr. Considine's and Mr. Kompaniez's Total Compensation is comprised of $29,171 and $134,733 in cash and $1,720,829 and $865,267 in equity compensation, respectively.

        The Compensation and Human Resources Committee approved $9,550,000 in Total Compensation to twelve persons comprising Other Senior Management, consisting of $4,000,000 in cash (includes salary and bonus) and $5,550,000 in stock options and restricted stock. For the purpose of calculating the number of shares to be granted, restricted stock was valued at $33.84 per share, which was the average of the high and low prices of the Common Stock on the five trading days preceding the Compensation and Human Resources Committee meeting, and which shares will be granted May 15, 2004. The options, which were granted February 19, 2003, have an exercise price per share of $32.05. The Compensation and Human Resources Committee valued the options at approximately $2.24 per underlying share, based on the advice of a nationally recognized independent investment bank that valued the options consistent with the approach and using the parameters defined in Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.

        The aggregate amount of Total Compensation of $6,600,000, consisting of $1,063,904 in cash and $5,536,096 in options and restricted stock, for Aimco's Chief Executive Officer and four most highly compensated executive officers is below the average amount paid with respect to 2002 to the chief executive officer and four most highly compensated executive officers of REITs having market capitalization rates of $4 billion or greater.

Date: March 26, 2004

  J. LANDIS MARTIN (CHAIRMAN)
  JAMES N. BAILEY
  RICHARD S. ELLWOOD
  THOMAS L. RHODES

        The above report will not be deemed to be incorporated by reference into any filing by Aimco under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Aimco specifically incorporates the same by reference.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        Information on equity compensation plans as of the end of the 2003 fiscal year under which equity securities of the Company are authorized for issuance is set forth in the following table.

Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities subject to outstanding unexercised grants)
Equity compensation plans approved by security holders	10,078,689	$39.54	6,597,835
Equity compensation plans not approved by security holders	29,036(1)	35.13	-0-

(1)
Includes outstanding options that were assumed by the Company in a 1998 merger.

EMPLOYMENT ARRANGEMENTS

        Each of Messrs. Considine and Kompaniez receive annual cash compensation pursuant to employment contracts with the Company. The initial two-year term of each of these contracts expired in July 1996 but the contracts are automatically renewed for successive one-year terms unless the officer is terminated by the Company. The base salary payable under the employment contracts is subject to annual review and adjustment by the Compensation and Human Resources Committee. The base annual salaries of Messrs. Considine and Kompaniez were $29,171 and $134,733, respectively, for 2003. Each of Messrs. Considine and Kompaniez are also eligible for a bonus set by the Compensation and Human Resources Committee. See "Compensation and Human Resources Committee Report to Stockholders."

        The employment contracts provide that upon a change in control of the Company or a termination of employment under certain circumstances, the employee will be entitled to a payment equal to three times the average annual salary for the previous three years. The contracts provide that during the term of the contract and for one year thereafter in no event will the employees engage in the acquisition, development, operation or management of other multifamily rental apartment properties outside of the Company. In addition, the contracts provide that the employees will not engage in any active or passive investment in property relating to multifamily rental apartment properties, with the exception of the ownership of up to 1% of the securities of any publicly-traded company involved in those activities.

        Effective in January 2002, the Company entered into certain non-competition and non-solicitation agreements with a number of employees, including Messrs. Considine, Kompaniez, McAuliffe, Robertson and Graber. Pursuant to the agreements, in consideration for payment of certain bonus and restricted stock, each of these executives agreed that during the term of his employment with the Company and for a period of two (2) years following the termination of his employment, except in circumstances where there was a change in control of the Company, he could not (i) be employed by a competitor of the Company named on a schedule to the agreement, (ii) solicit other employees to leave the Company's employ or (iii) solicit customers of Aimco to terminate their relationship with the Company. The agreements further required that the executives protect Aimco's trade secrets and confidential information.

        The agreements provide that in order to enforce the above-noted non-competition condition following the executive's termination of employment by the Company without cause, each of Messrs. Considine, Kompaniez, McAuliffe, Robertson and Graber will receive, for a period not to exceed the earlier of twenty-four (24) months following such termination or the date of acceptance of employment with a non-competitor, (i) severance pay in an amount, if any, to be determined by the Company in its sole discretion and (ii) a monthly payment equal to two-thirds (2/3) of such executive's monthly base salary at the time of termination.

        For purposes of these agreements, "cause" is defined to mean, among other things, the executive's (i) breach of the agreement, (ii) failure to perform required employment services, (iii) misappropriation of Company funds or property, (iv) indictment, conviction, plea of guilty or plea of no contest to a crime involving fraud or moral turpitude, or (v) negligence, fraud, breach of fiduciary duty, misconduct or violation of law.

STOCK PRICE PERFORMANCE GRAPH

        The following graph compares cumulative total returns for the Company's Common Stock, the Standard & Poor's 500 Total Return Index (the "S&P 500"), the NASDAQ, the SNL Residential REIT Index and the Morgan Stanley REIT Index. The SNL Residential REIT Index was prepared by SNL Securities, an independent research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial services industries. The Morgan Stanley REIT Index is published by Morgan Stanley Incorporated, an investment banking company. The indices are weighted for all companies that fit the definitional criteria of the particular index and are calculated to exclude companies as they are acquired and add them to the index calculation as they become publicly traded companies. All companies of the definitional criteria in existence at the point in time presented are included in the index calculations. The graph assumes the investment of $100 in the Company's Common Stock and in each index on December 31, 1998, and that all dividends paid have been reinvested.

	Period Ending
	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Aimco	$100.00	$113.95	$152.66	$149.92	$132.66	$132.89
S&P 500*	100.00	121.11	110.34	97.32	75.75	97.40
NASDAQ—Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL Residential REITs	100.00	108.79	145.49	160.87	151.80	191.13
Morgan Stanley REIT Index**	100.00	95.45	122.95	136.57	141.55	193.56

*
Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago, 2004.

**
Morgan Stanley REIT Index

        The Stock Price Performance Graph will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        From time to time, Aimco has entered into various transactions with certain of its executive officers and directors. Aimco attempts to price such transactions based on fair market value, and believes that the transactions are on terms that are as favorable to the Company as could be achieved with unrelated third parties.

High Performance Units

        In 2003, the Operating Partnership sold to a limited liability company owned by members of senior management and other employees of the Company's subsidiaries (approximately 45% by a Considine family partnership, approximately 11% by Mr. Kompaniez and approximately 44% by other employees) an aggregate of 5,000 Class VI Units for approximately $985,000. The sale was approved by Aimco's stockholders at the 2003 Annual Stockholders' Meeting. Based on the total return of Aimco's Common Stock during 2003, compared to the Morgan Stanley REIT Index, and a minimum 11% return, the Class VI Units were valued at $0 for the period of January 1, 2003 through December 31, 2003, however, the full measurement period ends on December 31, 2005.

        Based upon the total return of Aimco's Common Stock during 2001, 2002 and 2003, compared to the Morgan Stanley REIT Index, and a 36.8% minimum return, the Class IV Units were valued at $0 as of January 1, 2004 and the allocable investment made by the holders of $1,792,764 was lost.

        Based on the total return of Aimco's Common Stock during 2002 and 2003, compared to the Morgan Stanley REIT Index, and a 23.2% minimum return, the Class V Units were valued at $0 for the period of January 1, 2002 through December 31, 2003, however, the full measurement period ends on December 31, 2004.

        Aimco is currently proposing for the Operating Partnership to issue up to 5,000 Class VII High Performance Partnership Units to a limited liability company that the Company expects will be owned by members of senior management and other employees of Aimco's subsidiaries (approximately 40% to 50% by a Considine family partnership and approximately 50% to 60% by other employees) for $915,000. See "Proposal 3: Approval of the Sale of High Performance Units."

Contribution Agreement

        Messrs. Considine and Kompaniez were issued OP Units in exchange for their interests in a limited liability company holding interests in real estate and other assets having an estimated market value of approximately $407,793. The limited liability company was originally created, and the interests in it held, by Messrs. Considine and Kompaniez as an accommodation to Aimco. The number of OP Units issued in exchange for such interests was determined based on the average of the closing prices of Aimco's Common Stock on the New York Stock Exchange during the ten trading day period ended on the last trading day immediately prior to the date set forth in the contribution agreement related to the transaction, which for a portion of the interests (having an estimated value of approximately $194,101) was $34.676 per share and for a portion of the interests (having an estimated value of approximately $213,692) was $34.846 per share. The transaction was approved by the Compensation and Human Resources Committee of the Board based on a variety of factors, including third party valuations of the real estate in which the limited liability company held an indirect interest net of any related debt obligations.

Relocation Arrangement

        On March 4, 2004, the Company entered into several agreements with Mr. Robertson and his wife in connection with their relocation from California to Denver, Colorado, the location of the Company's headquarters. The terms of the agreements included: (i) the purchase by the Company of the Robertsons' residence in California for approximately $4,550,000, which price represented the average of two certified independent appraisals of the residence; (ii) the payment by the Company of all closing and related costs in connection with such purchase from the Robertsons (approximately $15,000); (iii) the reimbursement to the Company by the Robertsons of $3,800 in property taxes not yet due and payable for the period from January 1, 2004 through March 4, 2004; (iv) the reimbursement to the Robertsons by the Company of approximately $375,000 for capital gain taxes incurred by the Robertsons as a result of the sale of this residence; (v) the right of the Robertsons to rent the residence on a month-to-month basis at a rate of $5,000 per month (until the sale of the residence by the Company and subject to certain conditions); (vi) the reimbursement to the Robertsons by the Company of any improvement costs expended by the Robertsons to improve the residence during the term of their lease in an amount not to exceed $25,000; and (vii) the reimbursement to the Robertsons by the Company of all relocation expenses of the Robertsons and their dependents as well as certain costs related to the purchase of a new residence in Colorado.

Stock Purchase Loans

        From time to time, prior to the effectiveness of the Sarbanes-Oxley Act of 2002 in July 2002, Aimco made loans to its executive officers to finance their purchase of shares of Common Stock from the Company. In order to comply with the Sarbanes-Oxley Act of 2002, Aimco no longer provides loans to executive officers and will not make any material modification to any existing loans to executive officers. The following table sets forth certain information with respect to stock purchase loans to executive officers.

Name	Interest Rate	Highest Amount Owed During 2003	Amount Repaid Since Inception (through 3/15/04)	March 15, 2004 Balance
Terry Considine	7.25%	$15,220,402	$25,137,815	$10,698,175
Peter K. Kompaniez	7.25	1,444,584	11,936,265	-0-
Jeffrey W. Adler	7.25	594,385	73,075	526,940
Harry G. Alcock	7.00	736,978	692,050	601,956
Miles Cortez	7.25	3,000,045	70,495	2,929,550
Joseph DeTuno	7.00	242,994	345,900	154,093
Randall J. Fein	n/a	n/a	n/a	n/a
Patti K. Fielding	7.25	590,521	122,209	497,791
Lance J. Graber	7.00	1,925,000	159,363	1,765,637
Thomas M. Herzog	n/a	n/a	n/a	n/a
Paul J. McAuliffe	7.00	1,948,437	667,979	1,732,026
Ronald D. Monson	7.25	879,018	442,533	763,679
James G. Purvis	n/a	n/a	n/a	n/a
David Robertson	6.75	2,994,356	122,038	2,877,971

		$29,576,720	$39,769,722	$22,547,818

Loans Related To High Performance Units

        From time to time, prior to the effectiveness of the Sarbanes-Oxley Act of 2002 in July 2002, the Company made loans to certain of its executive officers and employees to finance their investment in High Performance Units through a limited liability company owned by a limited number of Aimco employees. Each loan is a full recourse loan repayable pursuant to an installment payment or a payroll deduction plan. No such loans have been made to Messrs. Considine or Kompaniez. The following table sets forth certain information with respect to these loans. The employees named below are the Named Executive Officers. Other executive officers and non-executive officers who received loans are grouped in the "other employees" category. In order to comply with the Sarbanes-Oxley Act of 2002, the Company no longer provides loans to executive officers and will not make any material modification to any existing loans to executive officers.

Name	Interest Rate	Highest Amount Owed During 2003	Amount Repaid Since Inception (through 3/15/04)	March 15, 2004 Balance
Terry Considine	n/a	n/a	n/a	n/a
Peter K. Kompaniez	n/a	n/a	n/a	n/a
Lance J. Graber	7.00%	$71,711	$71,711	$-0-
Paul J. McAuliffe	7.00	376,929	456,717	27,535
David Robertson	7.00	19,401	13,132	8,188
Other Employees as a group (50 persons)	7.00	1,119,304	1,357,161	127,126

		$1,587,345	$1,898,721	$162,849

OTHER MATTERS

        Section 16(a) Compliance.    Section 16(a) of the Exchange Act requires Aimco's executive officers and directors, and persons who own more than ten percent of a registered class of Aimco's equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and beneficial owners of more than ten percent of Aimco's registered equity securities are required by SEC regulations to furnish Aimco with copies of all such forms that they file.

        Based solely on Aimco's review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended December 31, 2003, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, Aimco believes that during the period ended December 31, 2003, all filing requirements were complied with by its executive officers and directors of the Company's stock, except that Mr. Ellwood inadvertently omitted a report for a sale by his wife of 200 shares on December 29, 2003, which was reported on March 10, 2004. Aimco is not aware of any beneficial owner of more than ten percent of any class of any of Aimco's registered equity securities.

        Stockholders' Proposals.    Proposals of stockholders intended to be presented at Aimco's Annual Meeting of Stockholders to be held in 2005, must be received by Aimco, marked to the attention of the Secretary, no later than November 28, 2004 to be included in Aimco's Proxy Statement and form of proxy for that meeting. Proposals must comply with the requirements as to form and substance established by the SEC for proposals in order to be included in the proxy statement. Proposals of stockholders submitted to Aimco for consideration at Aimco's Annual Meeting of Stockholders to be held in 2005 outside the processes of Rule 14a-8 (i.e., the procedures for placing a stockholder's proposal in Aimco's proxy materials) will be considered untimely if received by the Company after February 17, 2005.

        Other Business.    Aimco knows of no other business that will come before the Meeting for action. As to any other business that comes before the Meeting, the persons designated as proxies will have discretionary authority to act in their best judgment.

        Available Information.    Aimco files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information concerning the Company also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        The SEC allows Aimco to "incorporate by reference" information into this Proxy Statement, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information contained directly in the Proxy Statement. This Proxy Statement incorporates by reference the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Commission file No. 1-13232). This document contains important information about the Company and its financial condition.

        Aimco incorporates by reference additional documents that it may file with the SEC between the date of this Proxy Statement and the date of the Meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Aimco has mailed all information contained or incorporated by reference in this Proxy Statement to stockholders.

        If you are a stockholder, the Company may have sent you some of the documents incorporated by reference, but you can obtain any of them through the Company or the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from the Company without charge, excluding all exhibits unless specifically incorporated by reference as exhibits in the Proxy Statement. Stockholders may obtain documents incorporated by reference in this Proxy Statement by requesting them in writing from the Company at the following address:

  Corporate Secretary
  Apartment Investment and Management Company
  4582 South Ulster Street Parkway
  Suite 1100
  Denver, Colorado 80237

        If you would like to request documents from the Company, please do so by April 15, 2004 to receive them before the Meeting. If you request any incorporated documents, they will be mailed to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.

        You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote your shares at the Annual Meeting of Stockholders. The Company has not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated March 26, 2004. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than that date.

                      THE BOARD OF DIRECTORS

March 26, 2004
Denver, Colorado

Appendix A

CHARTER OF THE
AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF
APARTMENT INVESTMENT AND MANAGEMENT COMPANY
AS ADOPTED BY THE BOARD ON NOVEMBER 6, 2003

        The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Apartment Investment and Management Company (the "Corporation") has been established pursuant to Section 3.01 of the Corporation's Amended and Restated Bylaws and Section 2-411 of the Maryland General Corporation Law.

PURPOSE OF THE COMMITTEE

        The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries, including, without limitation, (a) assisting the Board's oversight of (i) the integrity of the Corporation's financial statements, (ii) the Corporation's compliance with legal and regulatory requirements, (iii) the Corporation's independent auditors' qualifications and independence, and (iv) the performance of the Corporation's independent auditors and the Corporation's internal audit function, and (b) directing the preparation of and approving the report of the Committee that the rules of the Securities and Exchange Commission (the "SEC") require to be included in the Corporation's annual proxy statement.

COMPOSITION OF THE COMMITTEE

        The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to, and the composition of the Committee shall comply with, the requirements of the New York Stock Exchange (the "NYSE") and the rules and regulations promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

        No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation's annual proxy statement.

        The Board shall designate the chairperson of the Committee, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

MEETINGS OF THE COMMITTEE

        The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. Typically, the Committee will meet at least once every fiscal quarter.

        The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

        The Committee, in its discretion, may ask members of management, employees or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management (i.e., one or more of the Chief Executive Officer,

President, Chief Financial Officer, General Counsel, or Chief Accounting Officer), (ii) the director of the Corporation's internal auditing department or other person responsible for the internal audit function, (iii) the Corporation's independent auditors and (iv) in executive session, in each case to discuss any matters that the Committee or any of the above persons or firms believe should be discussed privately. The Committee shall cause minutes of its meetings to be maintained and provide to the Board copies of such minutes and records relating to such meetings.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

        In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions.

        While the Committee has the duties and responsibilities set forth in this charter, the Committee's role is oversight. The Committee and the Board recognize that the Corporation's management is responsible for preparing the Corporation's financial statements and that the independent auditor (the "Auditor") is responsible for auditing those financial statements. The Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

        The basic responsibility of the members of the Audit Committee is to exercise their business judgment and to act as they reasonably believe to be in the best interests of the Corporation and its stockholders. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Corporation

        The following are within the authority of the Committee:

Selection, Evaluation and Oversight of the Auditors

        (1)   Select, in its sole discretion (subject, if applicable, to shareholder ratification), the firm of independent auditors to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

        (2)   Review and, in its sole discretion, approve in advance the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein, as well as (A) reviewing all audit and, as provided in Rule 2-01 of Regulation S-K, all permitted non-audit engagements and relationships between the Corporation and such auditors (which approval may be made after receiving input from the Corporation's management) and/or (B) adopting policies and procedures of the Committee that provide for the automatic pre-approval of specified services to be provided by the Corporation's auditors. Approval of audit and permitted non-audit services may also be made by one or more members of the Committee as shall be designated by the Committee or the chairperson of the Committee and the person or persons granting such approval shall report such approval to the Committee at the next scheduled meeting;

        (3)   Review the performance of the Corporation's independent auditors, including the lead partner and reviewing partner of the independent auditors, and, in its sole discretion (subject, if applicable, to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

        (4)   Obtain at least annually from the Corporation's independent auditors and review a report describing:

          (A)  the independent auditors' internal quality-control procedures;

          (B)  any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

          (C)  all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category);

          The Committee should present to the Board its conclusions with respect to the above matters, as well as its review of the lead partner and the reviewing partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

        (5)   Oversee the independence of the Corporation's independent auditors by, among other things:

          (A)  actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy it of the auditors' independence;

          (B)  monitoring compliance by the Corporation's auditors with the audit partner rotation requirements contained in the SEC's rules and regulations; and

          (C)  monitoring compliance by the Corporation and the Corporation's auditors with the employee conflict of interest requirements contained in the SEC's rules and regulations;

Oversight of Annual Audit and Quarterly Reviews

        (6)   Review and accept, if appropriate, the annual audit plan of the Corporation's independent auditors, including the scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan's progress and results during the year;

        (7)   Review with management, the Corporation's independent auditors and, if appropriate, the director of the Corporation's internal auditing department, the following:

          (A)  the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and any major issues related thereto;

          (B)  critical accounting policies and such other accounting policies of the Corporation as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Corporation's financial statements;

          (C)  major issues regarding accounting principles and financial statements presentations, including (i) any significant changes in the Corporation's selection or application of accounting principles and (ii) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Corporation's financial statements;

          (D)  all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;

          (E)  all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

          (F)  the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Corporation;

        (8)   Resolve all disagreements between the Corporation's independent auditors and management regarding financial reporting;

        (9)   Review on a regular basis with the Corporation's independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response with respect thereto, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

          (A)  any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

          (B)  any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; and

          (C)  any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Corporation;

Oversight of the Financial Reporting Process and Internal Controls.

        (10) Review:

          (A)  the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the Corporation's internal audit function, through inquiry and discussions with the Corporation's independent auditors and management of the Corporation; and

          (B)  the yearly report prepared by management, and attested to by the Corporation's independent auditors, assessing the effectiveness of the Corporation's internal control over financial reporting and stating management's responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Corporation's annual report;

        (11) Review with the chief executive officer and chief financial officer and independent auditors, periodically, the following:

          (A)  all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation's ability to record, process, summarize, and report financial information, including any significant deficiencies or material weaknesses in internal controls identified by the Corporation's independent auditors;

          (B)  any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal control over financial reporting; and

          (C)  any changes in internal control over financial reporting that occurred during the most recent fiscal quarter and that have materially affected, or are reasonably likely to materially affect the Corporation's internal control over financial reporting.

        (12) Receive periodic reports from the Corporation's independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

        (13) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

        (14) Review the type and presentation of information to be included in the Corporation's earnings press releases (especially the use of "pro forma" or "adjusted" information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance);

Miscellaneous

        (15) Establish clear hiring policies by the Corporation for employees or former employees of the Corporation's independent auditors;

        (16) Discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation, including the internal auditing department, assess and manage the Corporation's exposure to risk, as well as the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures;

        (17) Meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (A) any matters that may have a material impact on the financial statements of the Corporation and (B) any matters involving potential or ongoing material violations of law by the Corporation or its directors, officers, employees or agents or breaches of fiduciary duty to the Corporation;

        (18) Direct the preparation of and approve the report of the Committee that the rules of the SEC require to be included in the Corporation's annual proxy statement.

        (19) Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

        (20) Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;

        (21) Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors, or the performance of the internal audit function;

        (22) Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of this Committee's charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report; and

        (23) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

* * *

        Nothing contained in this charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under the applicable laws of Maryland, which shall continue to set the legal standard for the conduct of the members of the Committee.

PROXY
APARTMENT INVESTMENT AND MANAGEMENT COMPANY
IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED
FOR EACH OF THE SIX NOMINEES
FOR DIRECTOR AND THE PROPOSALS REFERRED TO IN 2 AND 3 BELOW
AND AGAINST THE PROPOSAL REFERRED TO IN 4 BELOW

        The undersigned hereby appoints Terry Considine and Peter K. Kompaniez and each of them the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) to vote all Common Stock of Apartment Investment and Management Company (the "Company"), standing in the undersigned's name, at the Annual Meeting of Stockholders of the Company to be held at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, on April 30, 2004 at 9:00 a.m., Denver time (including any adjournments or postponements thereof, the "Stockholders' Meeting"), upon those matters as described in the Proxy Statement for the Stockholders' Meeting and such other matters as may come before such meeting.

        Aimco's Board recommends a vote FOR all nominees in proposal 1.

        1.     To elect the following six directors, for a term of one year each, until the next Annual Meeting of Stockholders and until their successors are elected and qualify: Terry Considine, Peter K. Kompaniez, James N. Bailey, Richard S. Ellwood, J. Landis Martin, and Thomas L. Rhodes.

☐	FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY for all Nominees	☐	WITHHOLD AUTHORITY for any Individual Nominee(s) (Write the name(s) of the nominee(s) in the space below)
1.

2.

3.

4.

5.

6.

Aimco's Board recommends a vote FOR proposals 2 and 3.

        2.     To ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2004.

          ☐ FOR        ☐ AGAINST        ☐ ABSTAIN

        3.     To approve the sale of High Performance Units.

          ☐ FOR        ☐ AGAINST        ☐ ABSTAIN

Aimco's Board recommends a vote AGAINST proposal 4, which was submitted by a stockholder.

        4.     To urge the Compensation and Human Resources Committee of the Board to establish a policy to seek stockholder approval of certain executive severance arrangements.

          ☐ FOR        ☐ AGAINST        ☐ ABSTAIN

          (Continued, and to be dated and signed on the reverse side.)

        Aimco encourages you to take advantage of new and convenient ways by which you can vote your shares on matters to be covered at the Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

TO VOTE OVER THE INTERNET:

  •
  Have your proxy card in hand when you access the web site.

  •
  Log onto the Internet and go to the web site, www.eproxyvote.com/aiv, 24 hours a day, 7 days a week.

  •
  You will be prompted to enter your control number printed in the box above.

  •
  Follow the instructions provided.

TO VOTE OVER THE TELEPHONE:

  •
  Have your proxy card in hand when you call.

  •
  On a touch-tone telephone call 1-877-779-8683, 24 hours a day, 7 days a week.

  •
  You will be prompted to enter your control number printed in the box above.

  •
  Follow the recorded instructions.

TO VOTE BY MAIL:

  •
  Mark, sign and date your proxy card.

  •
  Return your proxy card in the postage-paid envelope provided.

        Your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need for you to mail back your proxy card. Proxies submitted by telephone or the Internet must be received by 5:00 p.m. eastern time on April 28, 2004.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
PROXY FOR COMMON STOCK

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
STOCKHOLDERS ON APRIL 30, 2004

        If any other business is transacted at the Stockholders' Meeting, the Proxy shall be voted in accordance with the best judgment of the above-named attorneys and proxies.

Dated: , 2004
(Signature of Stockholder)
(Signature of Stockholder)

Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee, or in other representative capacity, please sign name and title. If stock is held jointly, each joint owner should sign.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE

QuickLinks

PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
PROPOSAL 3: APPROVAL OF THE SALE OF HIGH PERFORMANCE UNITS
PROPOSAL 4
SHAREHOLDER PROPOSAL
SUPPORTING STATEMENT
DIRECTORS' STATEMENT IN OPPOSITION
BOARD OF DIRECTORS AND OFFICERS
BOARD OF DIRECTORS
COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT TO STOCKHOLDERS
PRINCIPAL ACCOUNTANT FEES AND SERVICES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT TO STOCKHOLDERS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
EMPLOYMENT ARRANGEMENTS
STOCK PRICE PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF APARTMENT INVESTMENT AND MANAGEMENT COMPANY AS ADOPTED BY THE BOARD ON NOVEMBER 6, 2003